UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.        )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Authentidate Holding Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:
SEC 1913 (02-02)		Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

AUTHENTIDATE HOLDING CORP.

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, NJ 07922

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 21, 2012

To the Stockholders of

AUTHENTIDATE HOLDING CORP.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AUTHENTIDATE HOLDING CORP. will be held at Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, New Jersey 07922 on June 21, 2012 at 10:00 a.m., Eastern time. The Annual Meeting of Stockholders is being held for the purpose of:

1.	Electing five (5) directors to Authentidate’s board of directors;

2.	Approving an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1:2 to 1:5, such ratio to be determined by the board of directors;

3.	Ratifying the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2012;

4.	Approving the full conversion of our outstanding shares of Series C 15% Convertible Redeemable Preferred Stock into shares of common stock;

5.	Approving the exercise in full of the common stock purchase warrants issued in our March 2012 financing; and

6.	Transacting such other business as may properly be brought before the meeting or any adjournment thereof.

The close of business on May 15, 2012 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

You are cordially invited to attend the meeting. Whether or not you plan to attend, to assure that your shares are represented at the meeting please either complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope or follow the instructions to vote your shares by the Internet or telephone. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the secretary of the corporation, in writing, prior to the annual meeting of stockholders. We have included a postage-prepaid envelope for your use, or you may follow the instructions on your proxy card for voting by Internet or by telephone. Submitting your instructions by any of these methods will not affect your right to attend the meeting and vote in person.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders on June 21, 2012

The Proxy Statement and our 2011 Annual Report to Stockholders is available at: http://www.cstproxy.com/authentidate/2012

By Order of the Board of Directors,

Victor J. DiGioia, Secretary

Dated: May 21, 2012

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE OR VOTE BY INTERNET OR TELEPHONE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

i

ii

AUTHENTIDATE HOLDING CORP.

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, NJ 07922

PROXY STATEMENT

for

Annual Meeting of Stockholders

To Be Held on June 21, 2012

This proxy statement and the accompanying form of proxy have been mailed on or about May 21, 2012 to the stockholders of record of shares of common stock as of May 15, 2012, of AUTHENTIDATE HOLDING CORP., a Delaware corporation, in connection with the solicitation of proxies by the board of directors of Authentidate for use at the annual meeting of stockholders to be held at 10:00 a.m. (Eastern time) at the company’s corporate headquarters, located at Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, New Jersey 07922 on June 21, 2012 and at any adjournment or postponement thereof.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

On May 15, 2012 (the “Record Date”), there were issued and outstanding 53,998,611 shares of common stock, 28,000 shares of Series B Preferred Stock (the “Series B Preferred Stock”) and 1,250,000 shares of Series C 15% Convertible Redeemable Preferred Stock (the “Series C Preferred Stock”). Only holders of common stock of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. Each share of common stock is entitled to one vote on each matter submitted to stockholders.

Shares of Authentidate’s common stock represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted:

1.	FOR the election of the five (5) persons nominated by the board of directors;

2.	FOR the approval of an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1:2 to 1:5, such ratio to be determined by the board of directors;

3.	FOR the ratification of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2012;

4.	FOR the approval of the full conversion of our outstanding shares of Series C 15% Convertible Redeemable Preferred Stock into shares of common stock;

5.	FOR the approval of the exercise in full of the common stock purchase warrants issued in our March 2012 financing; and

6.	FOR such other matters as may be properly brought before the meeting and for which the persons named on the enclosed proxies determine, in their sole discretion to vote in favor.

Please note that holders of Series C Preferred Stock are not entitled to vote shares of common stock issued to them in the private placement we consummated in October 2010 or any shares of common stock received upon exercise of the warrants issued to them in such transaction (to the extent that any warrants are exercised prior to the Record Date) on Proposal 4, but such holders are entitled to vote such shares on the other proposals described in this proxy statement and on any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

Quorum

Under our bylaws, a majority of the shares of common stock outstanding and entitled to vote at the annual meeting as of the Record Date must be present at the meeting, either in person or by proxy, in order to hold the meeting and conduct business. This presence is called a quorum. Shares are counted as present at the meeting if you are present in person at the meeting, or if you have properly submitted a proxy. In addition, abstentions and broker non-votes will be considered to be shares present at the meeting for purposes of determining whether there is a quorum. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker does not receive voting instructions from the beneficial owner and the broker lacks discretionary authority to vote the shares.

Vote required

Election of directors (Proposal 1) is by plurality vote, with the five nominees receiving the highest vote totals to be elected as directors of Authentidate. Broker non-votes and properly executed proxies marked “WITHHOLD” with respect to the election of a director will not be voted with respect to the director indicated, although they will be counted for purposes of determining whether there is a quorum present at the meeting. As a result, the five director nominees receiving the highest number of votes cast by stockholders present in person or by proxy and entitled to vote at the annual meeting will be elected to our board of directors. Accordingly, votes that are withheld and broker non-votes will not affect the outcome of the election of directors.

Approval of Proposal 2—the amendment to our certificate of incorporation to effect a reverse split of our common stock, requires the affirmative vote of stockholders holding a majority of the shares of common stock of the company outstanding and entitled to vote on such proposal. Accordingly, abstentions and broker non-votes will be counted towards the vote total for Proposal 2, and will have the same effect as an “against” vote.

Approval of (i) the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for fiscal 2012 (Proposal 3); (ii) the full conversion of our outstanding shares of Series C Preferred Stock into shares of common stock (Proposal 4); and (iii) the exercise in full of the common stock purchase warrants issued in our March 2012 financing (Proposal 5), each require the affirmative vote by holders of at least a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on such proposals. Accordingly, for each of these proposals, a properly executed proxy marked “abstain” with respect to any such matter will not be voted and will have the effect of a negative vote. Any broker non-votes will not have an effect on the voting of these proposals.

Any other matter submitted to the stockholders will require the affirmative vote of a majority of the shares represented and entitled to vote, in person or by proxy, at the annual meeting, unless a greater percentage is required either by law or by our amended certificate of incorporation or bylaws. If you “abstain” from voting on any of these matters, your abstention will be considered as present and entitled to vote for purposes of determining the presence of a quorum, but will have the effect of a vote against the particular matter. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the annual meeting of stockholders. The board of directors is not currently aware of any such other matters.

Shares held in Street Name

If you hold your shares in street name, you should follow the directions provided by your broker or nominee regarding how to instruct your broker or nominee. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below. Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the phone or via the Internet. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.

If you hold your shares in “street name” through a broker or other nominee, then the broker who holds your shares has the authority under the applicable stock exchange rules to vote on certain items when they have not received instructions from you. If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1 of this proxy statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Recent changes in regulations were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. Similarly, if you do not instruct your bank or broker how to vote on Proposal 4 or Proposal 5, no votes will be cast on your behalf on such proposals.

Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the proposal to effect a reverse stock split (Proposal 2) and the ratification of the appointment of the company’s independent registered public accounting firm (Proposal 3).

Manner of Voting

You may vote in person by attending the meeting or by completing and returning a proxy by mail, by telephone or electronically, using the Internet. Instructions for voting via the Internet, by telephone and by mail are set forth on the enclosed proxy card and are summarized below.

By Mail—You may submit your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid envelope.

By Internet—If you have Internet access, you may submit your proxy by following the “Vote by Internet” instructions on the proxy card.

By Telephone—You may submit your proxy via telephone by following the “Vote by Telephone” instructions on the proxy card.

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered a “stockholder of record.” If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” Most beneficial owners whose stock is held in the name of a bank, broker or other nominee receive instructions for granting proxies from their banks, brokers or other nominees, rather than our proxy card. You can vote your shares held through a bank, broker or other nominee by following the voting instructions sent to you by that institution.

If you are a stockholder of record, your shares will be voted in the manner that you indicate in your proxy. The proxy card provides spaces for you to vote “FOR,” or to “WITHHOLD” your authority to vote your shares for the nominees for the board of directors. The proxy card also provides spaces for you to vote “FOR” or “AGAINST” or “ABSTAIN” from voting in connection with each of the other proposals described in this proxy statement. If you return a signed proxy card but do not indicate how you wish to vote your shares, your shares will be voted FOR the election of the nominees for director and FOR each of the other proposals included in this proxy statement.

In Person at the Annual Meeting – If you choose to vote in person, you can attend the annual meeting and cast your vote in person. Whether or not a stockholder plans to attend the meeting, the stockholder should vote by proxy to ensure his or her vote is counted. A stockholder may still attend the meeting and vote in person if he or she has already voted by proxy. To vote in person, a stockholder may come to the annual meeting and we will provide the stockholder with a ballot. If you are a beneficial owner of shares, however, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot to be able to vote at the annual meeting.

Revocation of Proxies

Any proxy may be revoked at any time before it is voted. A stockholder may revoke a proxy by notifying the secretary of Authentidate either in writing prior to the annual meeting or in person at the annual meeting, by submitting a proxy bearing a later date or by voting in person at the annual meeting. Revocation is effective only upon receipt of such notice by our corporate secretary. Stockholders who hold their shares through a broker, bank or other nominee and wish to vote at the meeting must bring to the meeting a letter from the broker, bank or other nominee confirming their beneficial ownership of the shares to be voted.

Solicitation of Proxies

We will bear the cost of the solicitation of proxies by the board of directors. The board of directors may use the services of its executive officers and certain directors to solicit proxies from stockholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of our common stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

Rules adopted by the Securities and Exchange Commission allow companies to send stockholders a notice of Internet availability of proxy materials, rather than mail them full sets of proxy materials. We have chosen to mail full packages of materials to stockholders. However, in the future we may take advantage of this new distribution option. If, in the future, we choose to send such notices, they would contain instructions on how stockholders can access our notice of meeting and proxy statement via the Internet. It would also contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.

Annual Report

The Annual Report to Stockholders for the fiscal year ended June 30, 2011, including financial statements, accompanies this proxy statement. Our principal executive offices are located at Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, NJ 07922. Our telephone number is (908) 787-1700.

Recommendations of the Board of Directors

The recommendations of our board of directors are set forth in the description of the matters to be acted on in this proxy statement. In summary, our board of directors recommends a vote:

•	FOR election of the nominees of the board (see PROPOSAL 1);

•	FOR the approval of an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock (see PROPOSAL 2);

•	FOR the ratification of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2012 (see PROPOSAL 3);

•	FOR the approval of the full conversion of our outstanding shares of Series C Preferred Stock into shares of common stock (see PROPOSAL 4); and

•	FOR the approval of the exercise in full of the common stock purchase warrants issued in our March 2012 financing (see PROPOSAL 5).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, they will vote in their own discretion. If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors.

VOTING SECURITIES AND SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Securities entitled to vote at this annual meeting are Authentidate’s common stock. Each share entitles its holder to one vote on each matter submitted to stockholders. As of the Record Date, there were 53,998,611 shares of common stock issued and outstanding. The following table sets forth certain information as of the Record Date, with respect to (i) each director and executive officer, (ii) and all directors and executive officers as a group, and (iii) persons (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), known by us to be the beneficial owner of more than five percent of our common stock. Shares of common stock subject to options or warrants exercisable within 60 days from the date of this table are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as outstanding for purposes of computing the percentage ownership of others.

	Common Stock
Name and Address of Beneficial Holder	Amount and Nature of Beneficial Ownership (++)		Percent of Class (#)
5% Stockholders
Lazarus Investment Partners LLLP 2401 E. 2nd Avenue, Suite 600 Denver, Colorado 80206	11,963,344	(1)	20.9%
AQR Capital Management, LLC Two Greenwich Plaza, 3rd Floor Greenwich, CT 06830	2,500,000	(8)	4.4%
Directors and Executive Officers
O’Connell Benjamin c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive, 5th Floor Berkeley Heights, NJ 07922	753,333	(2)	1.4%
J. Edward Sheridan c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive, 5th Floor Berkeley Heights, NJ 07922	176,936	(3)	*
J. David Luce c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive, 5th Floor Berkeley Heights, NJ 07922	1,371,790	(4)	2.5%
John J. Waters c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive, 5th Floor Berkeley Heights, NJ 07922	691,011	(5)	1.3%
Todd A. Borus, M.D. c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive, 5th Floor Berkeley Heights, NJ 07922	90,532	(6)	*

	Common Stock
Name and Address of Beneficial Holder	Amount and Nature of Beneficial Ownership (++)		Percent of Class (#)
William A. Marshall c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive, 5th Floor Berkeley Heights, NJ 07922	585,000	(7)	1.1%
Directors/Executive Officers as a group (2)(3)(4)(5)(6)(7)	3,668,602		6.6%

(++)	Unless otherwise indicated below, each director, officer and 5% stockholder has sole voting and sole investment power with respect to all shares that he beneficially owns.
#	Based on our shares of common stock outstanding as of the Record Date.
*	Represents less than 1% of the issued and outstanding shares of common stock as of the date of this table.
(1)	Based on Schedule 13G/A filed by the listed stockholder on February 15, 2011 and Form 4s subsequently filed by the listed stockholder. The Securities reported on this Schedule as beneficially owned by Lazarus Management are held by or for the benefit of Lazarus Partners. The number reported in the above table includes a total of 3,214,285 common stock purchase warrants which may be exercised by the reporting person. The reporting person also owns 500,000 shares of Series C Preferred Stock and an aggregate of 2,152,537 common stock warrants which are not currently exercisable and are not therefore deemed to be beneficially owned for purposes of Rule 13d-3 of the Act. Lazarus Management, as the investment adviser of Lazarus Partners, and as the general partner of Lazarus Partners, and Justin B. Borus, as the managing member of Lazarus Management, may be deemed to beneficially own the Securities held by Lazarus Partners for the purposes of Rule 13d-3 of the Securities Exchange Act of 1934, insofar as they may be deemed to have the power to direct the voting or disposition of those Securities. Neither the filing of this Schedule nor any of its contents shall be deemed to constitute an admission that Lazarus Management or Mr. Borus is, for any other purpose, the beneficial owner of any of the Securities, and each of Lazarus Management and Mr. Borus disclaims beneficial ownership as to the Securities, except to the extent of his or its pecuniary interests therein.
(2)	Includes vested options to purchase 568,333 shares of common stock and excludes unvested options to purchase 437,000 shares of common stock. Excludes warrants to purchase 74,626 shares of common stock which were issued in March 2012 and which are not exercisable until six months following issuance.
(3)	Includes vested options to purchase 110,000 shares of common stock.
(4)	Includes vested options to purchase 117,500 shares of common stock. Includes 1,077,754 shares of common stock owned by Duke 83, LLC. Excludes unvested options to purchase 500,000 shares of common stock. Excludes warrants to purchase an aggregate of 2,238,804 shares of common stock which were issued to three affiliated entities in March 2012 and which are not exercisable until six months following issuance.
(5)	Includes vested options to purchase 60,000 shares of common stock and 17,000 shares of common stock owned by Mr. Water’s spouse. Excludes warrants to purchase 223,880 shares of common stock which were issued in March 2012 and which are not exercisable until six months following issuance.
(6)	Includes vested options to purchase 50,000 shares of common stock.
(7)	Includes vested options to purchase 350,000 shares of common stock and excludes unvested options to purchase 78,000 shares of common stock. Excludes warrants to purchase 74,626 shares of common stock which were issued in March 2012 and which are not exercisable until six months following issuance.
(8)	Based on Schedules 13G and 13G/A filed by the listed stockholder. In such schedules, the listed stockholder reported ownership of warrants to purchase an aggregate of 2,500,000 shares of common stock, which were issued in the 2010 Private Placement. The information set forth in the table excludes 2,000,000 shares of common stock issuable upon the conversion of 500,000 shares of Series C Preferred Stock. The conversion of the shares of Series C Preferred Stock is subject to the approval of the holders of the company’s common stock. The information set forth in the table also excludes an aggregate of 660,000 common stock purchase warrants issued in April 2012 which are not exercisable until six months following issuance.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our by-laws provide that the number of persons on the board of directors shall be between three and fifteen persons, as determined by the board of directors. Our board of directors currently consists of five members elected for a term of one year and until their successors are duly elected and qualified. Based on the recommendation of the Nominating and Corporate Governance Committee, our board of directors has nominated the five persons listed below in the table captioned “Nominees and Executive Officers” for election to the board at this annual meeting to serve for a term of one year and until their successors are duly elected and qualified. All of the nominees for directors being voted upon at the annual meeting are directors standing for re-election.

The affirmative vote of a plurality of the outstanding shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote in the election of directors is required to elect the directors. All proxies received by the board of directors will be voted for the election as directors of the nominees listed below if no direction to the contrary is given. In the event any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The board of directors knows of no reason to anticipate this will occur.

All directors hold office until the next annual meeting of stockholders or until their successors are elected and qualify. Officers are elected annually by, and serve at the discretion of, the board of directors. There are no familial relationships between or among any of our officers or directors. Biographical information regarding the nominees for election as directors and our executive officers is included below. The following table sets forth certain information about our nominees for election to the board of directors and our current executive officers.

Nominees and Executive Officers

Name	Age	Office	Director Since
Nominees for Director
J. Edward Sheridan	76	Chairman of the Board of Directors	1992
J. David Luce	50	Director	2003
John J. Waters	66	Director	2004
O’Connell Benjamin	62	Director, Chief Executive Officer and President	2011
Todd A. Borus, M.D.	39	Director	2011

Other Executive Officer
William A. Marshall	59	Chief Financial Officer, Treasurer and Principal Accounting Officer	N/A

Business Experience of Nominees

J. Edward Sheridan joined our board of directors in June 1992 and was appointed as Chairman of the Board on March 2, 2009. From 1985 to the present, Mr. Sheridan served as the President of Sheridan Management Corp. From 1975 to 1985, Mr. Sheridan served as the Vice President of Finance and Chief Financial Officer of AMF. From 1973 to 1975, he was Vice President and Chief Financial Officer of Fairchild Industries. From 1970 to 1973 he was the Vice President, Corporate Finance of F.S. Smithers. From 1967 to 1970 Mr. Sheridan was the Director of Acquisitions of Westinghouse Electric. From 1964 to 1967 he was employed by Corporate Equities, Inc., a venture capital firm, Mr. Sheridan holds an M.B.A. from Harvard University and a B.A. from Dartmouth College.

J. David Luce joined our board of directors in February 2003. From 1990 to August 2009, Mr. Luce was a Senior Vice President of Fixed Income Sales with Barclays PLC (formerly Lehman Brothers). Prior to joining Lehman Brothers, Mr. Luce served as a Vice President, Fixed Income Sales, at Kidder Peabody. Mr. Luce also currently acts as a private investment banker raising venture and mezzanine capital. Mr. Luce serves on the board of directors of Issimo Food Group, Inc. Mr. Luce graduated from Duke University in 1983 with a B.A. in Economics.

John J. Waters joined our board of directors in July 2004 and served as our Executive Vice President—Chief Administrative Officer from July 2004 through January 1, 2006. From October 2006 through April 2008 Mr. Waters served as the Chief Financial Officer, Treasurer and a director of Avantair. From December 2005 to September 2006, Mr. Waters served as a consultant to Avantair. From 1967 to August 2001, Mr. Waters held various positions at Arthur Andersen LLP, including Partner in Charge—Entertainment Industry Program; Partner in Charge—Manufacturing Industry Program; and Partner in Charge (Audit)—Transaction Advisory Industry Program. Upon his retirement from Arthur Andersen LLP in August 2001 he formed John Waters Consulting LLC, an entity that provided merger and acquisition services to several private equity organizations primarily located in New York City. Mr. Waters has served on the board of directors of iGambit, Inc. since November 2009 and is the Chairman of the Compensation Committee of its board. Mr. Waters received a bachelor’s degree in Business Administration from Iona College and is a Certified Public Accountant.

O’Connell (Ben) Benjamin was appointed Chief Executive Officer of Authentidate Holding Corp. and elected to the board of directors on May 5, 2011 and has served as our President since November 26, 2007. Prior to that he led our technology team from January 1, 2005 when he joined the company as Senior Vice President-Products and Technology and has been the chief architect of many of our technology initiatives. Mr. Benjamin started his career in 1973 with AT&T Bell Labs where he led a number of initiatives in research, product development and manufacturing processes. He was the Vice President of R&D for all AT&T Consumer Products until his transition to Lucent Technologies in 1996, as part of Lucent’s spin-off from AT&T. At Lucent, as Vice President in the wireless business unit, he served in various roles leading product development and customer technical support activities. Mr. Benjamin subsequently joined Lucent Digital Radio as Senior Vice President of Product Management in September 1999. Following Lucent Digital Radio’s merger into Ibiquity Digital Corporation in August 2000, he continued to serve as the Co-Chief Operating Officer until August 2003. Prior to joining us, Mr. Benjamin was actively involved as an advisor and equity investor in software and web-services startups. Mr. Benjamin received a BSEE and an MSEE from the Polytechnic Institute of Brooklyn. He is also a graduate of The Executive Program from the Darden Graduate School of Business.

Todd A. Borus, M.D., was elected to our board of directors in May 2011 and is a board certified orthopedic surgeon in Vancouver, WA and Portland, OR. Since August 2006, Dr. Borus has been a partner with Northwest Surgical Specialists, a private orthopedic surgery group, based in Vancouver, WA. Dr. Borus is affiliated with the Southwest Washington Medical Center and Legacy Salmon Creek Hospital and since January 2010, Dr. Borus has held the position of Section Chief, Department of Orthopedic Surgery, at Legacy Salmon Creek Hospital. Dr. Borus graduated with a degree in economics from Williams College and attended medical school at the Mount Sinai school of medicine in New York City. His orthopedic surgery training was completed at the University of Michigan. From August 2005 to July 2006, Dr. Borus completed a fellowship training in adult reconstruction and joint replacement surgery at the Brigham and Women’s Hospital, Harvard University, in Boston, MA. In addition, since January 2009, Dr. Borus has served on the Physician Advisory Council of the Southwest Washington Medical Center and currently serves as a consultant to Mako Surgical Corp., a medical device company. Dr. Borus is the brother of Justin Borus, the manager of the general partner of Lazarus Investment Partners, LLLP, which is the beneficial owner of approximately 20.9% of our common stock.

Qualifications of Nominees

Our independent directors have evaluated and recommended each of the nominees currently standing for election at the annual meeting. The following table summarizes highlights the specific experience, qualifications, attributes or skills of the director nominees that led to the conclusion that the nominee should serve as a director of Authentidate:

Nominees	Relevant Experience and Qualifications
J. Edward Sheridan	Significant leadership, business and financial experience, including previously serving as Vice President and Chief Financial Officer of AMF and Fairchild Industries. Breadth of knowledge about Authentidate’s business given service on our board since 1992 and current service as Chairman.
J. David Luce	Significant business and financial experience, including serving as Senior Vice President with Barclays Capital (formerly Lehman Brothers) and background in private investment banking. Breadth of knowledge about Authentidate’s business as a result of service on our board since 2003.
John J. Waters	Significant business, accounting and financial experience, including previously serving as Chief Financial Officer of Avantair, Inc. and various executive positions at Arthur Andersen LLP. Breadth of knowledge about Authentidate’s business as a result of service on our board since 2004 and as a former executive officer of our company.
O’Connell Benjamin	Significant leadership and business experience and technological expertise. Currently serves as our Chief Executive Officer and a member of our board of directors, has served as our President since November 2007 and was our Chief Technology Officer from January 2005 until becoming our President. Served in a number of executive capacities with technology and communications companies, including AT&T Consumer Products, Lucent Technologies and Ibiquity Digital Corporation.
Todd A. Borus, M.D.	Significant knowledge of the healthcare industry and possessing healthcare leadership and management experience through his medical practice, particularly his role as Section Chief, Department of Orthopedic Surgery, at Legacy Salmon Creek Hospital and service on the Physician Advisory Council of the Southwest Washington Medical Center. Experience in advising a medical device company based on his consultancy with Mako Surgical Corp.

Business Experience of Other Executive Officer

William A. Marshall joined Authentidate Holding Corp. as Chief Financial Officer and Treasurer in February 2006. Mr. Marshall brings more than 25 years of experience as a Chief Financial Officer, audit partner and senior management advisor to Authentidate. Most recently, he served as Chief Financial Officer and Treasurer for NEON Communications, Inc., a former publicly traded provider of optical networking solutions, from 2001 to January 2005, when the company was acquired. As part of a planned reorganization, in June 2002, NEON filed a petition under Chapter 11 of the U.S. Bankruptcy Code, from which it was discharged in December 2002. From September 1999 to September 2001, he was Chief Financial Officer and Treasurer for Vitts Networks, Inc., a provider of high-speed Internet communications. In connection with the telecom industry downturn, Vitts Networks filed a Chapter 11 petition in December 2000 and was liquidated during 2001. From 1995 to September 1999, he served as Chief Financial Officer and Treasurer for Viisage Technology, Inc., a software technology company where he led the company’s initial public offering in 1996. From 1987 to 1994, Mr. Marshall was a Partner at KPMG LLP where he provided audit, accounting, financial and SEC reporting, business advisory, public offering and merger and acquisition services for a variety of growing middle market companies. Prior to 1987, Mr. Marshall held various positions in audit and business advisory services at KPMG LLP. Mr. Marshall has a B.S. in Accounting from Elizabethtown College in Pennsylvania and is a Certified Public Accountant.

Meetings of the Board of Directors; Independence

During the fiscal year ended June 30, 2011, our board of directors met on fifteen occasions and acted on unanimous written consent on two occasions. No member of the board of directors attended less than 75% of the aggregate number of (i) the total number of meetings of the board of directors or (ii) the total number of meetings held by all committees of the board of directors during the fiscal year ended June 30, 2011. Our independent directors meet in executive sessions periodically during the course of the year.

Our board of directors currently consists of five individuals, three of whom are currently independent directors as defined in the Marketplace Rules of The Nasdaq Stock Market. Our independent directors are J. Edward Sheridan, Todd A. Borus, M.D. and John J. Waters. Our board determined on August 6, 2009, in connection with its approval of an award of 500,000 options to Mr. Luce that Mr. Luce would no longer satisfy the independence criteria of The Nasdaq Stock Market following such grant as such grant was in consideration for services rendered in connection with ExpressMD Solutions LLC, our subsidiary and former joint venture.

Committees of the Board

The board of directors presently has four committees:

•	Audit Committee,

•	Management Resources and Compensation Committee,

•	Nominating and Corporate Governance Committee, and

•	Executive Committee.

Audit Committee. The members of the Audit Committee are presently J. Edward Sheridan, Todd A, Borus and John J. Waters. Mr. Sheridan currently serves as Chairman of this committee. Each of the individuals that served on the Audit Committee during our fiscal year ended June 30, 2011 is an independent member of our board of directors. In addition, the board of directors has determined that the members of the Audit Committee meet the additional independence criteria required for audit committee membership set forth in Rule 10 A-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended.

The Audit Committee acts to: (i) acquire a complete understanding of our audit functions; (ii) review with management the finances, financial condition and our interim financial statements; (iii) review with our independent auditors the year-end financial statements; and (iv) review implementation with the independent auditors and management any action recommended by the independent auditors. Our board of directors adopted a Restated and Amended Charter governing the activities of the Audit Committee, which is available on our corporate website at www.authentidate.com under the following tabs: “about us—corporate governance—Board Committees—Audit”. During the fiscal year ended June 30, 2011, the Audit Committee met on five occasions.

Audit Committee Financial Expert. Our board of directors has determined that Audit Committee member John J. Waters is our audit committee financial expert, as defined under applicable SEC regulations, and is an independent member of our board.

Management Resources and Compensation Committee. The members of the Management Resources and Compensation Committee are currently John J. Waters, J. Edward Sheridan and Todd A. Borus, each of whom is an independent member of our board of directors. Mr. Waters presently serves as the chairman of this committee. The functions of this committee include administration of our stock option programs and the negotiation and review of all employment agreements of our executive officers. During the fiscal year ended June 30, 2011, this committee held two meetings. The Management Resources and Compensation Committee has authority to select, engage, compensate and terminate independent compensation consultants, legal counsel and such other advisors as it deems necessary and advisable to assist it in carrying out its responsibilities and functions. The Management Resources and Compensation Committee is governed by a written charter approved by our board of directors which is available on our corporate website at www.authentidate.com under the following tabs: “about us—corporate governance—Board Committees—Management Resources and Compensation”.

Nominating and Corporate Governance Committee. The members of this committee are John J. Waters, J. Edward Sheridan and Todd A. Borus each of whom is an independent member of our board of directors. Mr. Waters currently serves as the Chairman of this committee. Our board of directors has adopted a charter governing the activities of the Nominating and Corporate Governance Committee, which may be viewed online on our web site at www.authentidate.com under the following tabs: “about us—corporate governance—Board Committees—Nominating and Corporate Governance”. Pursuant to its charter, this committee’s tasks include reviewing and recommending to the board issues relating to the board’s composition and structure; establishing criteria for membership and evaluating corporate policies relating to the recruitment of board members; implementing and monitoring policies regarding principles of corporate governance in order to ensure the board’s compliance with its fiduciary duties to the company and its stockholders; and making recommendations regarding proposals submitted by stockholders. During the fiscal year ended June 30, 2011, this committee held one meeting.

Executive Committee. We established our Executive Committee on December 7, 2005. The members of this committee are J. David Luce, J. Edward Sheridan and O’Connell Benjamin. Mr. Luce currently serves as Chairman of this committee. The primary purpose of the Executive Committee is to exercise the authority of the board when the board is not in session, subject to certain limitations. For example, the Executive Committee has no power or authority to: (i) make, alter or repeal any by-law or any resolution or resolutions of the directors designating an Executive Committee; (ii) elect, appoint or remove any executive officer or director; (iii) approve any transaction in which any member of the Executive Committee may have a direct or indirect interest; (iv) approve the borrowing of any money greater than $500,000 per transaction in the aggregate; (v) approve any agreement to acquire the entirety or majority of any business or major assets of any other person or entity; (vi) change our principal business; (vi) designate or authorize the issuance of any shares of preferred stock; (vii) undertake a private placement or financing transaction involving debt or equity securities in excess of $500,000; or (viii) vary, by more than 10%, any budget previously approved by the board. During the fiscal year ended June 30, 2011, the Executive Committee did not meet.

Corporate Governance

We maintain a corporate governance page on our corporate website which includes important information about our corporate governance practices, including our Corporate Governance Policies, our Code of Ethics and Conduct, and charters for the committees of the board of directors. The corporate governance page can be found at www.authentidate.com, by clicking on “about us—corporate governance.”

Corporate Governance Policies

Our board has adopted corporate governance policies to provide for enhanced accountability to stockholders. The board is elected by our stockholders to oversee the management and conduct of our business. The directors should exercise their business judgment in good faith and in what they reasonably believe to be our best interests. Our policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the Nasdaq Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	The board of directors has adopted corporate governance policies;

•	A majority of the board members are independent within the meaning of the term “independent” under the Marketplace Rules of the Nasdaq Stock Market;

•

All members of our substantive board committees—the Audit Committee, the Management Resources and Compensation Committee, and the Nominating and Corporate Governance Committee—are independent, subject to the limited exceptions provided by the corporate governance requirements of the Nasdaq Stock Market;

•

In the event the board elects to appoint the chief executive officer as the Chairman of the Board, the board shall also appoint an independent member of the board to serve as “Lead Director,” who shall be responsible for coordinating the activities of the other independent directors and to perform various other duties;

•	The independent members of the board meet regularly without the presence of other directors;

•	We have adopted a clear code of business conduct that is monitored by senior management and is affirmed by our employees;

•	The charters of the board committees clearly establish their respective roles and responsibilities;

•	Our Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting controls, or auditing matters;

•

We have adopted a code of ethics and conduct that applies to our principal executive officer and all members of our finance department, including the principal financial officer and principal accounting officer; and

•

The board and its committees have the right at any time to retain independent financial, legal or other advisors, and the company shall pay all expenses incurred in connection with such independent advisors.

Board Leadership Structure

As stated above, in the event the board elects to appoint the chief executive officer as the Chairman of the Board, the board shall also appoint an independent member of the board to serve as “Lead Director,” who shall be responsible for coordinating the activities of the other independent directors and to perform various other duties. Presently, our board is comprised solely of non-employee directors and our Chairman, J. Edward Sheridan, is an independent director. Mr. Sheridan has served as Chairman since February 2009.

Board’s Role in Oversight of Risk.

The board of directors does not have a separate risk oversight body but rather manages risk directly. The board of directors mitigates risks through discussing with management the appropriate level of risk for the company and evaluating the risk information received from management. These risks include financial, technological, competitive, and operational risks. Further, the Audit Committee receives updates from senior management and assesses risk in satisfaction of their risk management role in accordance with the Audit Committee charter. Our Audit Committee charter provides that the Audit Committee is responsible for monitoring material financial and operating risks of the company. On a quarterly basis, management reports to the Audit Committee regarding our various risk areas. In addition, each of the other committees of the board of directors considers risks within its area of responsibility.

Procedures for Determining Executive and Director Compensation

The Management Resources and Compensation Committee was formed to, among other things, assist our board of directors in the discharge of its responsibilities with respect to compensation of our executive officers and non-employee directors. In accordance with its charter, the compensation committee has authority to determine the amount, form and terms of compensation of our chief executive officer and other officers, and to take such action, and to direct us to take such action, as it deems necessary or advisable to compensate our chief executive officer and other officers in a manner consistent with its determinations, and shall deliberate and vote on all such actions outside the presence of our chief executive officer and other officers. The committee is responsible for reviewing, at least annually, the performance of our chief executive officer and other officers, including in light of any goals and objectives established for such performance, and, in light of such review, determining each officer’s compensation. In accordance with its charter, the committee also has authority to establish our general compensation policies and practices and to administer plans and arrangements established pursuant to such policies and practices. In addition, the committee has authority to administer our equity compensation programs, including without limitation to recommend the adoption of such plans, to recommend the reservation of shares of our common stock for issuance thereunder, to amend and interpret such plans and the awards and agreements issued pursuant thereto, and to make awards to eligible persons under the plans and determine the terms of such awards, including any such awards to our chief executive officer and other officers. With respect to non-employee director compensation, the committee reviews such compensation practices and policies and makes recommendations to our board of directors as to the amount, form and terms of non-employee director compensation.

The Management Resources and Compensation Committee did not retain outside consultants during the 2010 or 2011 fiscal years to assist it in implementing these policies or making specific decisions relating to executive compensation. However, the committee does, from time to time, review general information regarding the compensation practices of other companies, including some that may compete with Authentidate for the services of its executives and employees and that information is a factor used by the committee in its decisions and in its general oversight of compensation practices. However, the committee does not use that information to generate specific compensation amounts or targets. Instead, in each compensation decision, the committee exercises its business judgment regarding the appropriateness of types and amounts of compensation in light of the value to the company of specific individuals.

With respect to fiscal 2011 compensation for our executives, the Management Resources and Compensation Committee took into account recommendations made by the Chairman of the Board and chief executive officer of Authentidate with respect to determinations of the types and amounts of compensation to be paid to the other executive officers and also discussed with the Chairman of the Board and the chief executive officer the types and amounts such individuals believed would be appropriate to pay each of them in light of the amounts being recommended for the other executives. Authentidate’s senior management generally applies a similar philosophy and similar policies to determine the compensation of officers and managers who are not executive officers and reports to the Management Resources and Compensation Committee regarding these matters.

Within the context of the overall objectives of our compensation program, we determined the specific amounts of compensation to be paid to each of our executives during fiscal 2011 based on a number of factors including: our understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities; our executives’ performance during the fiscal year in general and as measured against predetermined company and individual performance goals; the roles and responsibilities of our executives; the individual experience and skills of, and expected contributions from, our executives; the amounts of compensation being paid to our other executives; our executives’ historical compensation and performance at our company; and any contractual commitments we have made to our executives regarding compensation. Such information is reflected in the Summary Compensation Table under “Executive Compensation” below.

In connection with its consideration of a new equity plan for our non-employee directors, the Management Resources and Compensation Committee, in June 2011, engaged Frederic W. Cook & Co., Inc., a nationally-recognized compensation consulting firm, to provide advice regarding the company’s non-employee director compensation policies and practices and present the committee with its assessment and recommendations. Following F.W. Cook’s assessment and taking its recommendations into account, the committee made a recommendation to our board of directors regarding a new equity incentive plan as well as modifications to the company’s current director compensation policy. In July 2011, our board of directors adopted the policy recommended by the committee. With respect to executive officer compensation, the Management Resources and Compensation Committee did not engage F.W. Cook in 2011. Although F.W. Cook had previously provided such services to our company in 2007, it has not provided any services to us since then apart from those described above.

Evaluation of Board Candidates and Stockholder Nominees

Board candidates are considered based upon various criteria, such as their business and professional skills and experiences, concern for the long-term interests of the stockholders, whether the individual satisfies criteria for independence as may be required by applicable regulations and personal integrity and judgment. In addition, directors must have time available to devote to board activities and to enhance their knowledge of our industry. Although the company does not have a formal policy with regard to the consideration of diversity in identifying nominees, the Nominating and Corporate Governance Committee will consider whether the candidate assists in achieving a mix of members that represents a diversity of background and experience, including with respect to age, gender, international background, race and specialized experience. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to our company. Nominees for the board of directors should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Nominating and Corporate Governance Committee may from time to time review the appropriate skills and characteristics required of board members, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective board of directors. In evaluating potential candidates for the board of directors, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the board of directors at that time.

Our policy with respect to stockholder nominees require that the Nominating and Corporate Governance Committee evaluate nominees recommended by stockholders in the same manner as it evaluates other nominees. The Nominating and Corporate Governance Committee’s policy is to consider suggestions for board membership submitted by stockholders in accordance with the following. Stockholders may nominate qualified director candidates for consideration by delivering notice to our corporate secretary at our principal executive offices in accordance with the provisions of our bylaws and the provisions set forth herein under the heading “Stockholder Proposals.” The notice must contain certain prescribed information about the proponent and the nominee(s), including such information about the nominee(s) as would have been required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had such nominee been nominated by the board. The Nominating and Corporate Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the board of directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Corporate Governance Committee would recommend the candidate for consideration by the full board of directors. The Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

All of the nominees for directors being voted upon at the annual meeting are directors standing for re-election. Except in the event of unexpected or unusual circumstances, all nominees are expected to be present at the annual meeting of stockholders. During the annual meeting of stockholders held on May 5, 2011, four of our directors were present.

Stockholders may contact the board of directors or a specified individual director by writing to the secretary of the company at Authentidate Holding Corp., Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, NJ 07922. Our corporate secretary will relay all such communications to the board of directors, or individual members, as appropriate.

Code of Ethics and Conduct

On July 31, 2003, our board of directors approved our Code of Ethics and Conduct. Our Code of Ethics and Conduct covers all our employees and directors, including our chief executive officer and chief financial officer. During the fiscal year ended June 30, 2011, we did not waive any provisions of the Code of Ethics and Conduct. Our Code of Ethics and Conduct was filed as Exhibit 14 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2003. We have also posted our Code of Ethics and Conduct on our web site at www.authentidate.com, and may be found as follows:

1.	From our main Web page, first click on “About Us”

2.	Then click on “Corporate Governance”

3.	Next, under “Corporate Governance,” click on “Code of Ethics”

We will post any amendments to or waivers from our Code of Ethics and Conduct at that location.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own, directly or indirectly, more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of common stock and other equity securities we issue. Officers, directors and greater than 10%

stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of such reports received by us, we believe that all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were complied with during the 2011 fiscal year.

Director Compensation

For our 2011 fiscal year and through July 19, 2011, our non-executive directors were compensated as follows.

•	The annual director fee for our non-executive directors was $15,000;

•

Committee chairmen were paid an additional annual fee as follows: (a) Chairman of the Board—$25,000 per annum; (b) Chairman of the Audit Committee—$15,000 per annum; and (c) other Committee Chairmen—$5,000 per annum;

•	Our Audit Committee financial expert received an additional annual fee of $10,000 through May 19, 2010 at which time the board elected to eliminate this fee; and

•

Meeting fees for our independent directors were $1,500 for each meeting of the board of directors, and $1,500 for each meeting of a committee of the board of directors. For meetings held by conference call, fees were $750 per meeting. Reasonable and customary expenses incurred in attending the board and committee meetings are reimbursable.

Under the 2001 Director Plan, as amended, our non-executive directors received 40,000 stock options upon being elected to the board and had the ability to purchase up to $100,000 of restricted shares of our common stock at a per share purchase price of 80% of the fair market value on the date of purchase during the initial twelve month period following their election to the board. Our non-executive directors also received options to purchase 10,000 shares each year of service under the 2001 Director Plan and are reimbursed for expenses incurred in order to attend meetings of the board of directors. In addition, under the 2001 Director Plan, our directors had the option to elect to receive up to 100% of their cash director compensation, including amounts payable for committee service, service as a committee chair and per meeting fees, in restricted shares of our common stock.

The 2001 Director Plan provided that upon the termination of service of a director, options granted under such plan shall terminate on the second anniversary of the date of termination of service. Notwithstanding the foregoing, (A) if termination of service is due to optionee’s death or permanent disability (as determined by the board), the option shall terminate on the earlier of the expiration date of such option or 12 months following the date of death or termination for permanent disability and (B) if an optionee is removed from the board for cause, as determined by the board, the option awards held by such optionee would terminate immediately upon removal. In any and all circumstances, an option may be exercised following termination of the optionee’s service as an advisor only as to that number of shares as to which it was exercisable on the date of termination of such services.

A summary of non-executive director compensation for the fiscal year ended June 30, 2011 is as follows:

Summary of Non-Executive Director Compensation

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (4)	Option Awards ($) (5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
J. Edward Sheridan	$34,016	$34,017	$4,570	$—	$—	$—	$72,603
Todd A. Borus (2)	$5,349	$—	$32,785	$—	$—	$—	$38,134
J. David Luce	$—	$26,282	$4,570	$—	$—	$—	$30,852
Harry J. Silverman (3)	$34,500	$—	$4,570	$—	$—	$—	$39,070
Ranjit C. Singh (3)	$13,309	$13,309	$4,570	$—	$—	$—	$31,188
John J. Waters	$16,533	$16,533	$4,570	$—	$—	$—	$37,636

(1)	As of June 30, 2011, each of our current directors had the following number of Director Plan options outstanding: Mr. Sheridan—90,000; Mr. Luce—97,500; Mr. Waters—40,000; Mr. Borus—40,000.
(2)	Dr. Todd Borus was elected to the board of directors on May, 2011.
(3)	Messrs. Harry Silverman and Ranjit Singh did not stand for reelection at the company’s annual meeting of stockholders held on May 5, 2011 and their resignation from the Board became effective on such date. As of June 30, 2011, Mr. Silverman and Mr. Singh had 50,000 and 97,500 options outstanding, respectively.
(4)	For the year ended June 30, 2011 the following directors elected to receive a portion of their cash director fees in shares of common stock. The number of shares of common stock earned for fiscal 2011 to each person that served as a non-employee director during our 2011 fiscal year is as follows: Mr. Sheridan—53,050, Mr. Luce—39,908, Mr. Waters—25,459, and Mr. Singh—22,713.
(5)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2011 computed in accordance with FASB Accounting Standards Codification Topic 718: Compensation—Stock Compensation, and thus may include amounts from awards granted in and prior to 2011. A discussion of the methods used to calculate these values may be found in Note 2 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011.

On July 19, 2011, our board approved the following new compensation policy for our non-employee directors:

•	The annual director fee for our non-executive directors is $30,000;

•

Committee chairmen are paid an additional annual fee as follows: (a) Chairman of the Board—$25,000 per annum; (b) Chairman of the Audit Committee—$15,000 per annum; (c) Chairman of the Management Resources and Compensation Committee—$7,500 per annum; and (d) other Committee Chairmen—$5,000 per annum; and

•

Meeting fees for our independent directors are $1,500 for each meeting of the board of directors, and $1,500 for each meeting of a committee of the board of directors. For meetings held by conference call, fees are $750 per meeting. Reasonable and customary expenses incurred in attending the board and committee meetings are reimbursable.

With respect to the $15,000 increase in the annual director fee, the board determined that for fiscal 2012, this amount shall be paid through the issuance of shares of restricted stock under the 2011 Plan in four equal quarterly installments, based on the fair market value of the company’s common stock as of the last trading day of each fiscal quarter.

In addition to the foregoing cash compensation, effective with the approval by the company’s stockholders of the 2011 Plan, each non-employee director will receive (i) upon initial election to the board of directors, a nonstatutory stock option for the purchase of 40,000 shares of the company’s common stock which vests immediately upon election and (ii) an annual stock option grant, to be granted on September 1, for the purchase of 20,000 shares of the company’s common stock which also vests immediately; provided, that any non-employee director, who has not served as a director for an entire year prior to September 1st of the reference year shall receive a pro rata number of options determined as follows:

Date of Membership	Options Granted
September 1 through November 30	20,000
December 1 through February 28	15,000
March 1 through May 30	10,000
June 1 through August 31	5,000

On September 1, 2011, we granted an aggregate of 70,000 options to our non-employee directors pursuant to the 2011 Plan. These options have an exercise price of $0.86. These options are exercisable for a period of ten years from the grant date. The exercise price of such options shall be equal to the fair market value of our common stock on the grant date, as determined under the 2011 Plan. Upon the termination of service of a director, such options shall terminate on the second anniversary of the date of termination of service. The effect on such options in the event of a termination of service due to death or disability, or if a director is removed for cause, is the same as described above regarding options awarded to directors under the 2001 Plan.

Non-employee directors will continue to have the option to elect to receive up to 100% of their cash director compensation, including amounts payable for committee service, service as a committee chair and per meeting fees, in restricted shares of our common stock issued under the 2011 Plan. Under this program, prior to the commencement of each fiscal year, each non-employee director has the right to elect to receive a percentage (up to 100%) of all cash compensation payable to such non-employee director for the fiscal year ending the following June 30 in restricted shares of our common stock. Notwithstanding the foregoing, however, on one occasion during each fiscal quarter, a non-employee director, prior to the first day of the last month of each fiscal quarter, may notify the company of his decision to modify a prior election, with any such revised allocation to be effective for any subsequent fiscal quarter during the remainder of the fiscal year.

If a non-employee director elects to receive a percentage of his or her cash compensation in restricted shares, the number of restricted shares that will be issued to such director will be calculated by dividing the cash amount to be converted into restricted shares by the fair market value of the company’s common stock as of the date the fees are earned, which date shall be deemed to be the last trading day of each fiscal quarter. Fair market value will be determined in accordance with the provisions of the 2011 Plan. Restricted shares will be restricted from public resale in accordance with the provisions of Rule 144, as adopted by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Further, in July 2011, the board also adopted stock ownership guidelines applicable to our non-employee directors. The Non-Employee Director Stock Ownership Guidelines require all non-employee directors to hold shares of our common stock with a value equal to four times the amount of the base annual retainer fee paid to non-employee directors for service on the board, excluding additional committee retainer fees, if any. This ownership guideline is initially calculated using the base annual retainer fee for service as a non-employee director as of the date we adopted these guidelines for current directors or for any new members of our board, such person first became subject to the guidelines. These ownership guidelines will be re-calculated following any adjustment to the applicable annual non-employee director retainer fees. These guidelines will be based on the applicable annual board retainer fee in effect on such calculation date.

Non-employee directors are required to achieve the applicable level of ownership within five years of the later of the date the guidelines were adopted and the date the person first became a non-employee member of the board. Shares that count toward satisfaction of the guidelines include shares owned outright by the director or his or her immediate family members residing in the same household and shares held in trust for the benefit of the director or his or her family. Unexercised and/or unvested equity awards do not count toward satisfaction of the guidelines. The value of a share will be measured on the date of the company’s annual meeting each year as the greater of (i) the average closing price over the 12 months preceding the date of calculation or (ii) the purchase price actually paid by the person for such share of the company’s stock. The purchase price for shares acquired pursuant to restricted stock units, performance shares and other similar full value awards is zero. Our Non-Employee Director Stock Ownership Guidelines may be waived, at the discretion of the board’s Management Resources and Compensation Committee if compliance would create undue hardship or prevent a director from complying with a court order, as in the case of a divorce settlement.

Report of the Audit Committee

The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market, and operates under a written charter, as amended and restated on July 31, 2003. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent auditor, EisnerAmper LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee:

•	reviewed and discussed the audited financial statements in the Annual Report with management and Authentidate’s independent registered accounting firm;

•

reviewed with the company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States of America, their judgments as to the company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, “Communications with Audit Committees”, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T;

•

discussed with management and the independent registered public accountants the quality and adequacy of the company’s internal controls and reviewed with the independent registered public accountants, their audit plans, audit scope and identification of audit risks;

•

discussed with the independent auditors the auditors’ independence from management and the company and has received from the independent registered public accountants the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence; and

•

based on the review and discussions referred to above, the Audit Committee recommended to the board of directors of Authentidate that the audited financial statements be included in Authentidate’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011 for filing with the Commission.

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

By the Audit Committee of the board of directors of Authentidate Holding Corp.:

J. Edward Sheridan, John Waters and Todd A. Borus, M.D.

Vote Required and Board Recommendation

The affirmative vote of the holders of a plurality of the shares of common stock voting at the annual meeting is required for the approval of the nominees for directors.

THE BOARD OF DIRECTORS DEEMS THE ELECTION OF THE NOMINEES FOR DIRECTORS TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 1.

PROPOSAL NO. 2

APPROVING AN AMENDMENT TO OUR

CERTIFICATE OF INCORPORATION TO EFFECT A

REVERSE STOCK SPLIT OF OUR COMMON STOCK

General

At our annual meeting, holders of our common stock, $0.001 par value per share, are being asked to approve the proposal that Article Fourth of our Certificate of Incorporation, as amended, be amended to effect a reverse stock split of the issued and outstanding shares of common stock (such split to combine a number of outstanding shares of our common stock ranging from two (2) to five (5) shares into one (1) share of common stock). The full text of the proposed amendment to our Certificate of Incorporation is attached to this proxy statement as Exhibit A. If approved by the stockholders, the reverse stock split would become effective at a time, and at a ratio, to be designated by the board of directors within the range specified above. The board of directors may effect only one reverse stock split as a result of this authorization. The board’s decision as to whether and when to effect the reverse stock split will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock and the continued listing requirements of the Nasdaq Capital Market. Even if the stockholders approve the reverse stock split, we reserve the right not to effect the reverse stock split if the board does not deem it to be in the best interests of Authentidate and its stockholders to effect the reverse stock split. The reverse stock split, if authorized pursuant to this resolution and if deemed by the board to be in the best interests of Authentidate and its stockholders, will be effected, if at all, no later than the one year anniversary of this annual meeting, or June 21, 2013. As described below, we must regain compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market by September 17, 2012. Accordingly, if this proposal is approved by our stockholders and we have not regained compliance with this standard prior to the date that is ten (10) trading days before September 17, 2012, it is our intention to implement the reverse split.

The proposed amendment to our Certificate of Incorporation to effect the reverse stock split, as more fully described below, will effect the reverse stock split but will not change the number of authorized shares of common stock or preferred stock, or the par value of common stock or preferred stock. As of the date of this proxy statement, we do not have any current plans, arrangements or understandings relating to the issuance of any additional shares of authorized common stock that will become available following the reverse stock split, other than an aggregate of 27,563,499 shares of common stock (on a pre-split basis) reserved for issuance underlying currently outstanding options, warrants and shares of convertible preferred stock. The foregoing amount does not include the additional shares of common stock we may issue in lieu of the payment of cash dividends on the outstanding shares of preferred stock.

Purpose

On April 26, 2012, the board of directors approved the proposal authorizing us to seek stockholder approval to implement the reverse stock split as the board believes that effecting the reverse stock split may be an effective means of regaining compliance with the bid price requirement for continued listing of our common stock on the Nasdaq Capital Market. In addition, the board believes that a higher stock price may help generate investor interest in the company and help attract, retain and motivate employees. If the reverse stock split successfully increases the per share price of our common stock, as to which no assurance can be given, the board of directors believes this increase may also facilitate any potential future financings we may seek to complete.

Nasdaq Requirements for Continued Listing

Our common stock is quoted on the Nasdaq Capital Market under the symbol “ADAT.” One of the requirements for continued listing on the Nasdaq Capital Market is maintenance of a minimum closing bid price of $1.00. On September 19, 2011, we received a staff deficiency letter from Nasdaq notifying us that for the past 30 consecutive business days, the closing bid price per share of our common stock was below the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market, as required by Nasdaq Listing Rule 5550(a)(2) (the “Listing Rule”). As a result, we were notified by Nasdaq that we are not in compliance with the Listing Rule. Nasdaq initially provided us with 180 calendar days, or until March 19, 2012, to regain compliance. On March 20, 2012, we received a subsequent notice from Nasdaq stating that Nasdaq granted us an additional 180 days to regain compliance with the Listing Rule, stating that although we had not regained compliance with the Listing Rule, we were eligible for the second grace period since we satisfied the other applicable requirements for continued listing on the Nasdaq Capital Market.

To regain compliance with the Listing Rule, the closing bid price of our common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days prior to September 17, 2012. If we do not regain compliance during the second compliance period, Nasdaq will provide written notice that our common stock is subject to delisting from The Nasdaq Capital Market. In that event, we may appeal such determination to a hearings panel. However, if we would appeal any such delisting notice, we will be asked to provide a compliance plan to the hearings panel and we have been advised that historically, panels generally view a near-term reverse stock split as the only definitive plan acceptable to resolve a bid price deficiency. There can be no guarantee that we will be able to regain compliance with the Listing Rule. Further, this deficiency notice relates exclusively to our bid price deficiency. We may be delisted during the applicable grace periods for failure to maintain compliance with any other listing requirement which may occur. If our common shares lose their status on the Nasdaq Capital Market, our common shares would likely trade in the over-the-counter market.

If our shares were to trade on the over-the-counter market, selling our common shares could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our common shares are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our common shares, further limiting the liquidity of our common shares. These factors could result in lower prices and larger spreads in the bid and ask prices for common shares. Such delisting from the Nasdaq and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to stockholders caused by our issuing equity in financing or other transactions.

The closing sale price of our common stock on the Record Date was $0.77 per share. Accordingly, our common stock price continues to be below the minimum bid price requirement of the Nasdaq Capital Market.

Potential Increased Investor Interest

In approving the proposal authorizing the reverse stock split, the board of directors considered that our common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.

There are risks associated with the reverse stock split, including that the reverse stock split may not result in a sustained increase in the per share price of our common stock. We cannot predict whether the reverse stock split will increase the market price for our common stock on a sustained basis. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•

the market price per share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split;

•	the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

•	the reverse stock split will result in a per share price that will increase our ability to attract and retain employees and other service providers; and

•

the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or that we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on the Nasdaq Capital Market.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

The purpose of seeking stockholder approval of a range of exchange ratios from 1:2 to 1:5 (rather than a fixed exchange ratio) is to provide us with the flexibility to achieve the desired results of the reverse stock split. If the stockholders approve the proposal to authorize the board to implement the reverse stock split and the board implements the reverse stock split, we will amend the existing provision of our Certificate of Incorporation relating to our authorized capital to add the following paragraph at the end thereof:

“Immediately upon the filing of this certificate of amendment to the certificate of incorporation, each [*] shares of the Common Stock issued and outstanding as of the date and time that this certificate of amendment is filed, shall be automatically combined, into one (1) fully paid and non-assessable share of Common Stock (the “Reverse Stock Split”). There shall be no fractional shares issued. A holder of record of Common Stock on the effective date of the Reverse Stock Split who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the fair market value of the Common Stock, as determined in a reasonable manner by the Board of Directors of the Corporation, on the last trading day prior to the effective date of the Reverse Stock Split. Each certificate that theretofore represented shares of Common Stock prior to the Reverse Stock Split shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by such certificate shall have been reclassified and combined. Upon surrender by a holder of a certificate or certificates for Common Stock, duly endorsed, at the office of the Corporation (or, if lost, an acceptable affidavit of loss is delivered to the Corporation), the Corporation shall, as soon as practicable thereafter, issue and deliver to such holder, or to the nominee or assignee of such holder, a new certificate or certificates for the number of shares of Common Stock that such holder shall be entitled to following the Reverse Stock Split.”

The reverse stock split will be effected simultaneously for all issued and outstanding shares of common stock and the exchange ratio will be the same for all issued and outstanding shares of common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The amendment will not change the terms of the common stock. After the reverse split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The reverse stock split will not affect our being subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The reverse split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

The principal effects of the reverse split will be that (i) the number of shares of common stock issued and outstanding will be reduced from 53,998,611 shares as of the Record Date to a range of 26,999,305 to 10,799,722 shares, depending on the exact split ratio chosen by the board or a committee of the board, (ii) all outstanding options and warrants entitling the holders thereof to purchase shares of common stock will, after the effectiveness of the reverse-split, enable such holders to purchase, upon exercise of their options or warrants, one-half to one-fifth of the number of shares of common stock which such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the reverse split, at an exercise price equal to two to five times the exercise price specified before the reverse split, resulting in the same aggregate price being required to be paid upon exercise thereof immediately preceding the reverse split; (iii) all outstanding shares of convertible preferred stock will, after the effectiveness of the reverse-split, enable such holders to acquire, upon conversion of such shares of preferred stock, one-half to one-fifth of the number of shares of common stock which such holders would have been able to acquire upon conversion of their shares of preferred stock immediately preceding the reverse split, at a conversion ratio proportionally adjusted to reflect the specific split-ratio determined by the board; and (iv) the number of shares authorized for issuance pursuant to our equity compensation plan will be reduced to one-half to one-fifth of the number of shares currently included in such plan.

Because we will not reduce the number of authorized shares of common stock, the overall effect will be an increase in authorized but unissued shares of common stock as a result of the reverse stock split. These shares may be issued at the board’s discretion. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of common stock.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the certificate of amendment is approved by our stockholders, and if the board of directors still believes that a reverse stock split is in our best interests and the interests of our stockholders, the board will determine the ratio of the reverse stock split to be implemented, within the parameters described in this proposal. No further action on the part of stockholders would be required to either implement or abandon the reverse stock split. If the stockholders approve the proposal, and the board or determines to effect the reverse stock split, we would communicate to the public additional details regarding the reverse split, including the specific ratio selected by the board and file with the Secretary of State of the State of Delaware the certificate of amendment stating the specific reverse split ratio determined by the board to be in the best interests of the company and its stockholders. The board of directors may delay effecting the reverse stock split for one year from the date of stockholder approval, without re-soliciting stockholder approval. The reverse stock split will become effective on the effective date of the split as determined by the board. Beginning on the effective date of the split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the split, stockholders will be notified that the reverse stock split has been effected. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the company. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the fair market value of the common stock, as determined in a reasonable manner by the board of directors, on the last trading day prior to the effective date of the split. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the company or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Accounting Matters

The reverse stock split will not affect the common stock capital account on our balance sheet. However, because the par value of our common stock will remain unchanged on the effective date of the split, the components that make up the common stock capital account will change by offsetting amounts. Depending on the size of the reverse stock split the board of directors decides to implement, the stated capital component will be reduced to an amount between one-half and one-fifth of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of common stock outstanding. Prior periods’ per share amounts will be restated to reflect the reverse stock split.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If the stockholders approve the reverse stock split, the board or a committee of the board will be authorized to proceed with the reverse split. In determining whether to proceed with the reverse split and setting the exact amount of split, if any, the board or committee will consider a number of factors, including market conditions, existing and expected trading prices of our common stock, the applicable listing requirements of The Nasdaq Capital Market, our additional funding requirements and the amount of our authorized but unissued common stock.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction for the combination of our company with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of our company, nor is it part of a plan by management to recommend a series of similar amendments to the board of directors and stockholders. Other than the reverse stock split proposal, the board of directors does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of our company.

No Dissenters’ Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

To ensure compliance with Treasury Department Circular 230, each holder of common stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this proxy statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties under any federal tax laws; (b) any such discussion has been included by the company in furtherance of the reverse stock split on the terms described herein; and (c) each such holder should seek advice based on his, her or its particular circumstances from an independent tax advisor.

The following discussion describes the anticipated material United States federal income tax consequences to “U.S. holders” (as defined below) of our capital stock relating to the reverse stock split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the tax consequences of the reverse stock split. The following discussion is for information purposes only and is not intended as tax or legal advice. Each holder should seek advice based on the holder’s particular circumstances from an independent tax advisor.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our capital stock that is for United States federal income tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state or the District of Columbia; (iii) an estate with income subject to United States federal income tax regardless of its source; or (iv) a trust that (a) is subject to primary supervision by a United States court and for which United States persons control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

This discussion assumes that a U.S. holder holds shares of our capital stock as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the tax consequences that may be relevant to a particular stockholder or to our stockholders that are subject to special treatment under United States federal income tax laws including, but not limited to, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, or any of our stockholders holding their shares of our capital stock as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. This discussion also does not address the tax consequences to us, or to our stockholders that own 5% or more of our capital stock, are our affiliates or are not U.S. holders. In addition, this discussion does not address other United States federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the reverse stock split under state, local or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the reverse stock split. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a stockholder of our company, the tax treatment of a partner in the partnership or any equity owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership for United States federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

We believe that the reverse stock split will qualify as a “reorganization” under Section 368(a)(1)(E) of the Code. Accordingly, provided that the fair market value of the post-reverse stock split shares is equal to the fair market value of the pre-reverse stock split shares surrendered in the reverse stock split:

•	A U.S. holder will not recognize any gain or loss as a result of the reverse stock split (except to the extent of cash received in lieu of a fractional share).

•

A U.S. holder’s aggregate tax basis in his, her or its post-reverse stock split shares will be equal to the aggregate tax basis in the pre-reverse stock split shares exchanged therefor, reduced by the amount of the adjusted basis of any pre-reverse stock split shares exchanged for such post-reverse stock split shares that is allocated to any fractional share for which cash is received.

•

A U.S. holder’s holding period for the post-reverse stock split shares will include the period during which such stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

Cash Received Instead of a Fractional Share

A U.S. holder who receives cash instead of a fractional share of post-reverse stock split shares will be treated as having received the fractional share of post-reverse stock split shares pursuant to the reverse stock split and then as having exchanged the fractional share of post-reverse stock split shares for cash in a redemption by us. In general, this deemed redemption will be treated as a sale or exchange, provided the redemption is not essentially equivalent to a dividend as discussed below. Gain or loss generally will be recognized based on the difference between the amount of cash received and the portion of the U.S. holder’s adjusted tax basis of the pre-reverse stock split shares exchanged in the reverse stock split which is allocable to such fractional share. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for such pre-reverse stock split shares is more than one year as of the effective date of the reverse stock split, and otherwise will be short-term capital gain or loss.

The receipt of cash is “not essentially equivalent to a dividend” if the reduction in a U.S. holder’s proportionate interest in our company resulting from the reverse stock split (taking into account for this purpose shares of common stock which such holder is considered to own under certain attribution rules) is considered a “meaningful reduction” given such U.S. holder’s particular facts and circumstances. The IRS has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation can satisfy this test. If the receipt of cash in lieu of a fractional share is not treated as capital gain or loss under the test just described, it will be treated first as ordinary dividend income to the extent of a U.S. holder’s ratable share of our current and accumulated earnings and profits, then as a tax-free return of capital to the extent of the portion of the U.S. holder’s adjusted tax basis of the pre-reverse stock split shares which is allocable to such fractional share, and any remaining amount will be treated as capital gain.

Information Reporting and Backup Withholding

Cash payments received by a U.S. holder of our capital stock pursuant to the reverse stock split are subject to information reporting, and may be subject to backup withholding at the applicable rate (currently 28%) if the holder fails to provide a valid taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional United States federal income tax. Rather, the U.S. federal income tax liability of the person subject to backup withholding will be reduced by the amount of the tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.

Vote Required and Board Recommendation

Approval of the amendment to our Certificate of Incorporation to effect the reverse stock split requires an affirmative vote of a majority of the common stock outstanding and entitled to vote at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK (SUCH SPLIT TO COMBINE A NUMBER OF OUTSTANDING SHARES OF OUR COMMON STOCK RANGING FROM TWO (2) TO FIVE (5) SHARES, INTO ONE (1) SHARE OF OUR COMMON STOCK).

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

EisnerAmper LLP has served as our independent registered public accounting firm since 2005. The Audit Committee has reappointed EisnerAmper LLP as our independent registered public accountants for the fiscal year ending June 30, 2012, and has further directed that management submit the selection of EisnerAmper LLP as our independent registered public accounting firm for ratification by the stockholders at the annual meeting. Stockholder ratification of the selection of EisnerAmper LLP as our independent registered public accounting firm is not required by our bylaws, Delaware corporate law or otherwise. The board of directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of EisnerAmper LLP as our independent registered public accounting firm, the Audit Committee will reconsider whether to retain that firm for fiscal 2012. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our stockholders and the company. Representatives of EisnerAmper LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The Audit Committee of the board of directors of Authentidate has selected EisnerAmper LLP, as its independent registered public accounting firm for the current fiscal year. During the 2011 fiscal year, the audit services provided by EisnerAmper LLP consisted of examination of financial statements, services related to filings with the SEC, and consultation in regard to various accounting matters. The following table presents the total fees billed for professional audit and non-audit services rendered by our independent registered public accounting firm for the audit of our annual financial statements for the years ended June 30, 2011 and 2010, and fees billed for other services rendered by our independent registered public accounting firm during those periods.

	Year Ended June 30,
	2011	2010
Audit Fees (1)	$167,000	$315,000

Total	$167,000	$315,000

(1)	Audit services consist of audit work performed on financial statements, reviews of Annual Reports on Form 10-K, reviews of financial statements and related Quarterly Reports on Form 10-Q during the fiscal year, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including consents for registration statement filing, comfort letters and responding to SEC comment letters on annual and quarterly filings. During the fiscal years ended June 30, 2011 and 2010, all reported amounts were for services provided by EisnerAmper LLP. We did not incur fees for audit-related, tax or other service performed by EisnerAmper LLP during the fiscal years ended June 30, 2011 and 2010.

Our Audit Committee has determined that the services provided by our independent registered public accounting firms and the fees we expensed for such services has not compromised the independence of our independent auditors.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Prior to engagement of the independent auditor for the next year’s audit, management will submit a detailed description of the audit and permissible non-audit services expected to be rendered during that year to the Audit Committee for approval. In addition, management will also provide to the Audit Committee for its approval a fee proposal for the services proposed to be rendered by the independent auditor. Prior to the engagement of the independent auditor, the Audit Committee will approve both the description of audit and permissible non-audit services proposed to be rendered by the independent auditor and the budget for all such services. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service.

During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires separate pre-approval before engaging the independent registered public accounting firm. To ensure prompt handling of unexpected matters, the Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Pursuant to Section 10A (i) (2) of the Securities Exchange Act of 1934, we are responsible for listing the non-audit services approved by our Audit Committee to be performed by our independent registered public accounting firm. During the fourth quarter of fiscal 2011, the Audit Committee did not pre-approve the performance of any non-audit services by EisnerAmper LLP. The Audit Committee has not authorized our independent registered public accounting firm to provide any additional non-audit services.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote is required for the ratification of EisnerAmper LLP as our independent registered public accounting firm for fiscal 2012.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF EISNERAMPER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2012.

PROPOSAL 4

APPROVAL OF THE FULL CONVERSION OF OUTSTANDING SHARES OF

SERIES C 15% CONVERTIBLE REDEEMABLE PREFERRED STOCK

INTO 6,316,781 SHARES OF COMMON STOCK

Background of Proposal

As discussed in greater detail below, in October 2010, we completed a private placement of our securities with selected institutional and accredited investors (the “Private Placement”). Under the terms of the transaction agreements and applicable Nasdaq Stock Market regulations, the approval of our stockholders is required for the conversion of the shares of Series C Preferred Stock into common stock. Presently, the outstanding shares of Series C Preferred Stock are convertible into an aggregate of 7,125,000 shares of common stock (including shares that would be issued in lieu of the cash payment of dividends through the maturity date), subject to stockholder approval.

If the stockholders approve this proposal, all outstanding shares of Series C Preferred Stock will automatically convert into 6,316,781 shares of common stock, including 1,316,781 shares which would be issued in lieu of the cash payment of dividends. If stockholder approval is not obtained, we may be required to redeem the outstanding shares of Series C Preferred Stock for a total redemption payment of $2,900,000 in April 2013.

Although we previously sought stockholder approval of this proposal at our annual meeting of stockholders held on May 5, 2011 and subsequently at three special meetings, at such meetings our stockholders did not approve the full conversion of the outstanding Series C Preferred Stock into shares of common stock. Pursuant to the securities purchase agreement we entered into with the investors purchasing our shares of Series C Preferred Stock, common stock and warrants, we are obligated to call additional stockholder meetings every 120 days in an effort to obtain stockholder approval until the earlier of the date that stockholder approval is obtained or the shares of Series C Preferred Stock are no longer outstanding, which date is April 12, 2013, following the amendment to the Certificate of Designations, Preferences and Rights and Number of Shares of Series C 15% Convertible Redeemable Preferred Stock (the “Series C Designation”). Accordingly, we have included this proposal for consideration at our annual meeting to comply with this requirement.

As discussed in our definitive proxy statement in connection with our special meeting of stockholders held on April 9, 2012, in light of our inability to obtain the approval of our common stockholders for the conversion of the Series C Preferred Stock, the April 12, 2012 maturity date of the Series C Preferred Stock and our limited cash resources, in March 2012 our board of directors approved resolutions to implement a plan, subject to the approval of our stockholders, to either: (i) amend the Series C Designation to increase the conversion rate applicable to the Series C Preferred Stock to $0.50 and to approve the full conversion of the Series C Preferred Stock into shares of common stock at the amended conversion rate or; (ii) if the increase in the conversion rate was not approved, to amend the Series C Designation to approve an extension of the maturity date of the Series C Preferred Stock for twelve months to April 12, 2013 and increase the applicable dividend rate from 15% to 20% for the extension period for the Series C Preferred Stock. This latter proposal may be referred to below as the “Extension Amendment”. Under the Extension Amendment, the conversion rate of the Series C Preferred Stock would remain at $0.40 and we would also issue the holders of the Series C Preferred Stock a total of 1,650,000 new common stock purchase warrants (the “Extension Warrants”).

At the special meeting of stockholders held on April 9, 2012, our stockholders approved the Extension Amendment and on April 10, 2012, we filed a Certificate of Amendment to the Series C Designation (the “Certificate of Amendment”) with the Secretary of State of Delaware to implement the modifications to the Series C Designation contemplated by the Extension Amendment. On that date we also caused the Extension Warrants to be issued to the Series C Preferred stockholders. The Extension Warrants are exercisable commencing six months following their issuance for a period of 54 months at an exercise price of $0.80 per share. The Extension Warrants are exercisable for cash or by net exercise and the exercise price of the Extension Warrants and the number of shares of common stock issuable upon exercise are subject to proportional adjustment for stock splits, reverse stock splits, stock dividends or other reclassifications or combinations of our common stock.

Accordingly, under the Extension Amendment, the conversion rate of the Series C Preferred Stock remained at $0.40 and we are required to hold additional meetings of our stockholders for the purpose of seeking stockholder approval of the full conversion of the Series C Preferred Stock at the initial conversion rate and will call additional meetings of our stockholders no less frequent than every 120 days until the Series C Preferred Stock is converted or the maturity date occurs.

Interest of Certain Persons in Matters to be Acted Upon

Except as described herein, no person who has been a director or executive officer of the company at any time since the beginning of our fiscal year ended June 30, 2011, and no associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holding or otherwise, in any matter to be acted upon at this meeting. As previously reported, one of our board members, Dr. Todd A. Borus, is the brother of Justin Borus, the manager of the general partner of Lazarus Investment Partners, LLLP, which, as of the Record Date, is the beneficial owner of approximately 20.9% of our common stock and a holder of 500,000 shares of Series C Preferred Stock. Dr. Borus, however, does not have any beneficial ownership interest in our securities which are beneficially owned by Lazarus Investment Partners. In addition, in the event that we are required to redeem the shares of Series C Preferred Stock, we must either first redeem the outstanding shares of Series B Preferred Stock or obtain a waiver from the holder of the Series B Preferred Stock. The outstanding shares of Series B Preferred Stock are held in the name of Greener Fairways, Inc., an entity affiliated with Douglas B. Luce, who is the brother of J. David Luce, a member of our board of directors.

Background of Private Placement

During the 2010 calendar year, our management and our board of directors recognized our need for additional working capital to fund, among other things, product development and sales and marketing expansion. Accordingly, we engaged an investment bank, C.K. Cooper & Co., Inc. (“CKCC”), to help us identify different financing alternatives. Based on our stock price, the limitations under our shelf registration statement and the state of the capital markets for similarly situated companies, CKCC, our management and our board of directors agreed that a private placement of our publicly-traded common stock targeting institutional investors, had a higher likelihood of success.

Thereafter, CKCC contacted potential investors on our behalf and our senior management met in person or held telephonic conference calls with potential investors to discuss the proposed private placement. As a result of this process, we believed that a private placement could result in approximately $5,000,000 of gross proceeds to us. Due to the trading price of our common stock and in order to comply with listing rules of the Nasdaq Stock Market, our management and our board of directors agreed that the private placement should be structured to consist of shares of our publicly-traded common stock, convertible preferred stock and warrants exercisable to purchase common stock.

Due to the state of the capital markets at the time and our need to complete the financing in a single transaction, our management determined that seeking stockholder approval of the private placement prior to closing the transaction was not in the best interests of our company and our stockholders. Therefore, we incorporated provisions in the transaction documents that would prevent the conversion of the shares of preferred stock into common stock without the approval of our stockholders. This provision was needed to comply with Nasdaq Listing Rule 5635(d) due to the current market price of our common stock and the total amount of securities we were seeking to place. In addition, in order to comply with Nasdaq Listing Rule 5635(b), the transaction documents also included a provision that would prevent any investor from obtaining 20% or more of our outstanding common stock by limiting the number of shares of common stock issuable upon conversion of the preferred stock and exercise of the warrants. Due to these restrictions, we agreed in the transaction documents to solicit stockholder approval to allow full conversion of the preferred stock and full exercise of the warrants. After extensive discussion of the terms and conditions among the members of our board of directors and with our senior management and advisors of the proposed private placement of units consisting of common stock, preferred stock and warrants, our board of directors approved the private placement on the terms negotiated by us, including the need to solicit stockholder approval to allow full conversion of the preferred stock and the full exercise of the warrants.

On October 12, 2010, we entered into a securities purchase agreement with selected institutional and accredited investors to sell and issue $5.0 million of units of our securities in a private placement under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, the terms of which are described below under the caption “Terms of the Private Placement”.

In connection with the Private Placement, we agreed to solicit stockholder approval of the full conversion of the outstanding Series C Preferred Stock and the full exercise of the warrants on or prior to May 19, 2011. We further agreed that in the event that our stockholders did not approve such proposal, we would call a meeting every 120 days thereafter to seek stockholder approval until the earlier of the date that stockholder approval is obtained or the Series C Preferred Shares are no longer outstanding. As stated above, we have unsuccessfully sought, on four occasions, to obtain the approval of our stockholders for the conversion of the Series C Preferred Stock. However, at our April 9, 2012 special meeting, our stockholders approved the full exercise of the warrants issued in the Private Placement.

Stockholder Approval and the Listing Rules

We are subject to the Listing Rules because our common stock is listed on The Nasdaq Capital Market. Listing Rule 5635(b) requires us to obtain stockholder approval for any issuance or sale of common stock, or securities convertible into or exercisable for common stock, that would result in a change of control of our company. Pursuant to the Listing Rules, a “change of control” occurs if an investor (or group of investors) has the right to acquire 20% or more of our outstanding shares of common stock or voting power and such ownership or voting power is the largest ownership position in our company.

In addition, Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving:

•

the sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial stockholders of the company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or

•

the sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

At the time of the Private Placement, the 7,500,000 shares of common stock issued to the investors at closing constituted approximately 19.5% of our then outstanding shares of common stock. The conversion of the shares of Series C Preferred Stock, would result in our issuance of an additional 5,000,000 shares of common stock (excluding shares of common stock which are issuable upon conversion in lieu of the cash payment of accrued and unpaid dividends), or 13% of our then outstanding shares of common stock. The closing price of our common stock on the day we entered into the transaction was $0.60. Accordingly, in order for the Private Placement to be structured in a manner consistent with Listing Rule 5635(d), the conversion of the Series C Preferred Stock requires the approval of our stockholders. Further, in order to ensure compliance with Listing Rule 5635(b), we included additional provisions in the Series C Designation of the Series C Preferred Stock restricting the conversion of such securities.

Prior to receipt of stockholder approval to convert the shares of Series C Preferred Stock, no holder of Series C Preferred Stock can convert its Series C Preferred Stock into such number of shares of common stock that, when taken together with all other shares of common stock then beneficially owned by such holder and its affiliates, would exceed 19.99% of the total number of issued and outstanding shares of common stock. This limitation is commonly referred to as a “blocker provision.” In light of the agreement by the investors to these blocker provisions, as described in greater detail above under the caption “Background of Private Placement Transaction”, we agreed to seek stockholder approval to permit the full conversion of the outstanding Series C Preferred Stock into shares of common stock, including shares of common stock issuable in lieu of accrued and unpaid dividends. As of the date of this proxy statement, our stockholders have not approved the conversion of the Series C Preferred Stock and after giving effect to the amendment to the Series C Designation, the maturity date of the Series C Preferred Stock is now April 12, 2013.

If the stockholders approve this proposal at this annual meeting, all outstanding shares of Series C Preferred Stock will automatically convert into 6,316,781 shares of common stock at the conversion rate of $0.40 (including 1,316,781 shares of common stock to be issued in lieu of accrued dividends).

Terms of the Private Placement

On October 12, 2010, we entered into the securities purchase agreement with the investors to sell and issue $5.0 million of units of our securities and in the aggregate, we sold 1,250,000 units of securities, at a price of $4.00 per unit. The units consisted of a total of 7,500,000 shares of common stock, 1,250,000 shares of Series C 15% Convertible Redeemable Preferred Stock (the “Series C Preferred Stock”), and warrants to purchase an additional 6,250,000 shares of common stock at an exercise price of $0.70 per share. Set forth below are the material terms of the Private Placement. Each individual unit consists of six shares of common stock, one share of preferred stock and five warrants. The transaction closed on October 13, 2010. We received net proceeds at the closing of the Private Placement of approximately $4.47 million after the deduction of offering expenses.

THIS SUMMARY OF THE TERMS OF THE PRIVATE PLACEMENT IS INTENDED TO PROVIDE YOU WITH BASIC INFORMATION CONCERNING THE PRIVATE PLACEMENT; HOWEVER, IT IS NOT INTENDED AS A SUBSTITUTE FOR REVIEWING THE FORM OF PURCHASE AGREEMENT, THE SERIES C DESIGNATION, THE FORM OF WARRANT AND THE FORM OF REGISTRATION RIGHTS AGREEMENT IN THEIR ENTIRETY, WHICH WE HAVE PREVIOUSLY FILED WITH THE SEC. THESE AGREEMENTS AND DOCUMENTS WERE FILED AS EXHIBITS TO OUR CURRENT REPORT ON FORM 8-K FILED WITH THE COMMISSION ON OCTOBER 14, 2010. YOU SHOULD READ THIS SUMMARY TOGETHER WITH THESE DOCUMENTS.

Series C Preferred Stock

On October 11, 2010, in connection with the Private Placement, we filed the Series C Designation with the Delaware Secretary of State to establish the Series C Preferred Stock issued in the Private Placement. We issued a total of 1,250,000 shares of Series C Preferred Stock. Each share of Series C Preferred Stock has a stated value of $1.60 per share, and, subject to the rights of our senior securities, has the following rights: (i) to receive dividends which accrue at the rate of 15% per annum payable in shares of common stock upon conversion or in cash upon redemption; (ii) effective upon stockholder approval, will convert into shares of common stock determined by dividing the stated value, plus accrued and unpaid dividends, by the conversion price, which is initially $0.40; (iii) to receive a liquidation preference equal to the sum of the stated value of each share of Series C Preferred Stock, plus any accrued but unpaid dividends; and (iv) unless converted, to be redeemed 18 months from the date of issuance at a redemption price equal to the 102.5% of the stated value of the Series C Preferred Stock, plus any accrued but unpaid dividends. After giving effect to the amendments to the Series C Designation effected on April 10, 2012, the maturity date of the Series C Preferred Stock was extended to April 12, 2013 and the dividend rate was increased to 20% per annum, for the extension period. Subject to stockholder approval, the shares of Series C Preferred Stock are presently convertible into a total of 5,000,000 shares of common stock, not including shares which may be issued in lieu of accrued dividends. The number of shares of common stock issuable upon conversion of the Series C Preferred Stock is subject to proportional adjustment for stock splits, reverse stock splits, stock dividends or other reclassifications or combinations of our common stock. Conversion of the shares of Series C Preferred Stock is subject to the approval of our stockholders in accordance with the Listing Rules of the Nasdaq Stock Market.

Under the Series C Designation, for so long as any shares of Series C Preferred Stock are outstanding, we may not, without the consent of the at least the holders of the majority of the outstanding shares of Series C Preferred Stock, (i) amend, alter or repeal any provisions of the Series C Preferred Stock or our certificate of incorporation so as to materially adversely affect any of the preferences, rights, powers or privileges of the Series C Preferred Stock, (ii) create, authorize or issue any other class or series of preferred stock on a parity with, or having greater rights than the Series C Preferred Stock with respect to liquidation or dividends, (iii) directly or indirectly, redeem, repurchase or otherwise acquire for value, or set aside for payment or make available for a sinking fund for the purchase or redemption of, any stock ranking junior to or on a parity with the Series C Preferred Stock, or (iv) enter into any agreement which would prohibit or restrict our right to pay dividends on the Series C Preferred Stock.

Warrants

Commencing on the six month anniversary of the closing, the warrants became exercisable for shares of our common stock at an exercise price of $0.70 per share for a period of 54 months and are exercisable for cash or by net exercise in the event that there is no effective registration statement covering the resale of the shares of common stock underlying the warrants. The exercise price of the warrants and the number of shares of common stock issuable upon exercise of the warrants are also subject to proportional adjustment for stock splits, reverse stock splits, stock dividends or other reclassifications or combinations of our common stock. As of the Record Date, there are 6,000,000 warrants outstanding which provide for the issuance of 6,000,000 shares of common stock.

Registration Rights Agreement

In connection with the Private Placement, we entered into a registration rights agreement with the investors pursuant to which we agreed to file a registration statement with the SEC within 45 days from closing to register the resale of the shares of common stock to be issued at closing and the shares of common stock underlying the Series C Preferred Stock and the warrants. We also agreed to use our best efforts to have the registration statement declared effective as promptly as possible after the filing thereof, but in any event within 90 days from the filing date. This registration statement was declared effective on December 9, 2010. In the event the registration statement ceases to remain continuously effective as required by the registration rights agreement, then we agreed to pay each investor as liquidated damages an amount equal to 1.0% of the purchase price paid by each such investor with respect to any registrable securities then held and not registered pursuant to an effective registration statement, per 30-day period or portion thereof, during which the registration default remains uncured thereafter, subject to a limitation of 6% per registration default. We agreed to keep the registration statement continuously effective until the earlier to occur of (i) the date after which all of the registrable shares registered have been sold and (ii) the date on which 100% of the registrable shares covered by such registration statement may be sold without volume restrictions pursuant to Rule 144 under the Securities Act of 1933.

Consequences Associated with Approval of this Proposal

As the approval of this proposal will result in the conversion of the outstanding shares of Series C Preferred Stock into shares of common stock, approval of this proposal will allow us to avoid redeeming our preferred securities and enable us to conserve our limited cash resources. If this proposal is approved, the shares of Series C Preferred Stock will convert into a total of 6,316,781 shares of common stock, including 1,316,781 shares which would be issued in lieu of the cash payment of dividends.

The issuance of additional shares of common stock upon the conversion of the Series C Preferred Stock will significantly increase the number of shares of common stock outstanding. This means that our current stockholders will own a smaller interest in us and will have less ability to influence significant corporate decisions requiring stockholder approval. For purposes of example only, a stockholder who owned 10% of our outstanding shares of common stock as of October 1, 2010 would have owned approximately 8.4% of the outstanding shares of common stock immediately after the closing of the Private Placement assuming no conversion of Series C Preferred Stock or exercise of the warrants, and would own 6.7% of the outstanding shares of common stock immediately after the closing of the Private Placement assuming the full conversion of Series C Preferred Stock (without giving effect to the limitations on conversion and exercise, respectively, described in this proposal). In addition, if the holders of the Series C Preferred Stock convert their shares of Series C Preferred Stock and then sell their shares of common stock, such sales could cause the price of our common stock to decrease.

As of the Record Date, we had 53,998,611 shares of common stock outstanding (excluding any shares of common stock issuable upon conversion of the Series C Preferred Stock and exercise or conversion of other securities presently outstanding which are convertible into or exercisable for shares of common stock). If our stockholders were to approve this proposal, all of the shares of Series C Preferred Stock would automatically convert into 6,316,781 shares of common stock (including shares issued in lieu of the cash payment of dividends), equal to approximately 10.5% of the shares outstanding immediately after such conversion.

Consequences Associated with Non-Approval of this Proposal

If our stockholders do not approve this proposal, holders of Series C Preferred Stock will not be entitled to convert their shares of Series C Preferred Stock and we may ultimately be required to redeem these securities. Further, as we agreed to with the investors, if this proposal is not approved, we will hold additional meetings at least every 120 days in an effort to obtain stockholder approval until the earlier of the date that stockholder approval is obtained or the shares of Series C Preferred Stock, which will mature on April 12, 2013, are no longer outstanding. If we need to hold additional meetings of our stockholders in an effort to obtain stockholder approval of the full conversion of the Series C Preferred Stock, the number of shares of common stock that we may issue in lieu of cash payment of accrued and unpaid dividends on the Series C Preferred Stock will increase. We have calculated that the maximum number of shares of common stock that we may issue in lieu of cash payment of such dividends is 2,125,000 shares, through the new maturity date. Based on the foregoing, if our stockholders subsequently approve the conversion of the Series C Preferred Stock at the conversion rate of $0.40, we may issue a maximum of 7,125,000 shares of common stock upon conversion, including the additional shares of common stock that would be issued in lieu of the payment of cash dividends on the Series C Preferred Stock through the new maturity date. Based on the number of shares outstanding as of the Record Date, this would represent 11.7% of our common stock outstanding immediately following conversion.

Further, if we are required to hold additional stockholder meetings, we will incur additional expenses in calling and holding one or more additional stockholder meetings.

While the shares of Series C Preferred Stock remain outstanding, the outstanding shares of Series C Preferred Stock will be entitled to receive the liquidation preference and an annual dividend. The dividend accrued at the rate of 15% per annum until April 13, 2012, at which point it was increased to 20% per annum for the extension period. If the shares of Series C Preferred Stock do not convert, we will be required to redeem all such shares at the maturity date at a redemption price equal to the 102.5% of their stated value, plus any accrued but unpaid dividends, which would amount to $2,900,000 payable on April 12, 2013. In addition, if at the maturity date of the Series C Preferred Stock, any shares of our Series B Preferred Stock remain outstanding, we will be required to redeem all such outstanding shares of Series B Preferred Stock immediately prior to the redemption of the Series C Preferred Stock (unless the holder of the Series B Preferred Stock waives the requirement to redeem such shares). There are currently 28,000 shares of Series B Preferred Stock outstanding and the total redemption payment for the Series B Preferred Stock is equal to $700,000 plus any accrued, but unpaid dividends thereon as of such redemption date.

The redemption of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock will have a material adverse effect on us since it would significantly reduce the amount of cash available to us to fund our operations. Due to our currently limited cash resources, if we are required to redeem these securities, we will need to raise additional capital, which would be likely to result in further dilution to our stockholders. There can be no assurance that we would be successful in raising additional capital, or securing financing if needed or on terms satisfactory to the company. Any inability to obtain required financing on sufficiently favorable terms would have a material adverse effect on our business, results of operations and financial condition.

As we reported in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, as of March 31, 2012, cash, cash equivalents and marketable securities were $3,760,000 and we had working capital for continuing operations of $4,254,000. We also reported that based on our business plan, our existing resources, revenues generated from operations and proceeds received from the exercise of outstanding warrants (of which there can be no assurance) may not be sufficient to satisfy our working capital requirements for at least the next twelve months if we are required to repay the outstanding principal amount of $4,050,000 of senior secured notes or redeem our outstanding shares of Series B and Series C preferred stock within the next twelve months. Further, no assurances can be given that we will be able to attain sales levels and support our costs through revenues derived from operations or generate sufficient cash flow to satisfy our other obligations. In addition, for so long as any shares of Series C Preferred Stock remain outstanding, we will be prohibited from taking certain corporate actions that may be in the best interest of our company and our stockholders as described more fully above.

Vote Required and Board Recommendation

Approval of this Proposal 4 requires the affirmative vote of the holders of a majority of our shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FULL CONVERSION OF OUR OUTSTANDING SERIES C PREFERRED STOCK INTO SHARES OF COMMON STOCK.

PROPOSAL 5

APPROVAL OF THE FULL EXERCISE OF THE

COMMON STOCK PURCHASE WARRANTS ISSUED IN OUR MARCH 2012 FINANCING

Background of Proposal

As discussed in greater detail below, on March 14, 2012, we completed a private placement with certain accredited investors (the “2012 Financing”). At closing, we sold an aggregate principal amount of $4,050,000 of senior secured promissory notes and common stock purchase warrants to purchase a total of 6,044,766 shares of its common stock for gross proceeds of $4,050,000. Under the terms of the warrants and applicable Nasdaq Stock Market regulations, the approval of our stockholders may be required to permit the full exercise of all of the warrants.

The 2012 Financing

On March 9, 2012, we entered into a securities purchase agreement with certain accredited investors pursuant to which we agreed to sell and issue to the investors an aggregate principal amount of $4,050,000 of senior secured promissory notes and warrants to purchase a total of 6,044,766 shares of common stock for gross proceeds of $4,050,000. The notes are senior secured promissory notes and are not convertible into equity securities of the company. The notes are due and payable on the first to occur of the ten month anniversary of the issue date or the consummation of a subsequent financing, defined as the closing of a sale of equity or convertible debt securities by the company or any subsidiary, or series of closings as part of the same transaction, of equity or convertible debt securities within a period of three months, in the gross amount of at least $6,000,000. No interest shall accrue on the notes and the notes contain covenants and events of default customary for similar transactions. The notes are secured by a first priority lien on all of the company’s assets in accordance with, and subject to, a Security Agreement between the company and the investors. The closing of the 2012 Financing occurred on March 14, 2012. The net proceeds to the company, after deducting estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in the 2012 Financing, are approximately $4,000,000.

The warrants are exercisable for a period of 54 months commencing on the six month anniversary of the date on which they are issued and have an initial exercise price of $0.67 per share. The warrants are exercisable for cash or by net exercise and the exercise price of the warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The warrants also include a provision that prevents a holder from exercising the warrants, or part thereof, if, upon such exercise, the number of shares of common stock beneficially owned by such holder would exceed 19.99% of the number of shares of common stock then issued and outstanding, unless our stockholders have approved such issuance.

The following investors that participated in the 2012 Financing are related parties of the company. J. David Luce, a member of our board of directors, agreed to purchase an aggregate principal amount of $1,500,000 of notes and 2,238,804 warrants through three separate affiliated entities and John J. Waters, also a member of our board of directors agreed to purchase an aggregate principal amount of $150,000 of notes and 223,880 warrants. In addition, the company’s chief executive officer and a member of our board of directors, O’Connell Benjamin, and its chief financial officer, William Marshall, each agreed to purchase an aggregate principal amount of $50,000 of notes and 74,626 warrants. Further, Lazarus Investment Partners LLLP, which was the beneficial owner of approximately 16.2% of our outstanding shares of Common Stock immediately prior to the offering, agreed to purchase an aggregate principal amount of $1,000,000 of notes and 1,492,537 warrants. The manager of the general partner of Lazarus Investment Partners, LLLP, is the brother of Dr. Todd A. Borus, a member of our board of directors. The participation by these investors was on the same terms as the other investors in the offering.

THIS SUMMARY OF THE TERMS OF THE 2012 FINANCING IS INTENDED TO PROVIDE YOU WITH BASIC INFORMATION CONCERNING THE TRANSACTION AND IS NOT INTENDED AS A SUBSTITUTE FOR REVIEWING THE FORM OF SECURITIES PURCHASE AGREEMENT, THE SECURITY AGREEMENT, THE FORM OF THE NOTE AND THE FORM OF WARRANT IN THEIR ENTIRETY, WHICH WE HAVE PREVIOUSLY FILED WITH THE SEC. THESE DOCUMENTS WERE FILED AS EXHIBITS TO OUR CURRENT REPORT ON FORM 8-K FILED WITH THE COMMISSION ON MARCH 14, 2012. YOU SHOULD READ THIS SUMMARY TOGETHER WITH THESE DOCUMENTS.

Stockholder Approval and the Listing Rules and Interest of Certain Persons in this Proposal

We are subject to the Nasdaq Listing Rules because our common stock is listed on The Nasdaq Capital Market. Listing Rule 5635(b) requires us to obtain stockholder approval for any issuance or sale of common stock, or securities convertible into or exercisable for common stock, that would result in a change of control of our company. Pursuant to the Listing Rules, a “change of control” occurs if an investor (or group of investors) has the right to acquire 20% or more of our outstanding shares of common stock or voting power and such ownership or voting power is the largest ownership position in our company. In order to ensure compliance with Listing Rule 5635(b), we included a provision in the warrants restricting the exercise of such securities to the extent that such exercise would violate Listing Rule 5635(b).

Prior to receipt of stockholder approval, each holder of warrants can only exercise its warrants for that number of shares of common stock that, when taken together with all other shares of common stock then beneficially owned by such holder and its affiliates, would not exceed 19.99% of the total number of issued and outstanding shares of common stock unless stockholder approval is obtained. Although the limitation included in the warrants applies to all the investors in the 2012 Financing, presently, we believe that only one holder, Lazarus Investment Partners, LLLP, would be subject to the limitation on exercise contained in the warrants. Based on the ownership reports filed by this holder, it presently owns 8,749,059 shares of common stock, or approximately 16.2% of our outstanding common stock (excluding shares of common stock which may be issued upon conversion of the Series C Preferred Stock and exercise of other warrants held by them). Absent stockholder approval of this proposal, holders of the warrants would only be permitted to exercise the warrants up to the maximum number of shares of common stock permitted under the Nasdaq Listing Rule 5635(b).

Consequences Associated with Approval of this Proposal

If our stockholders approve this proposal, the limitation contained in the warrants would expire and the holders of the warrants would be permitted to exercise the warrants without regard to such limitation. If all of the warrants were exercised for cash, we would issue an additional 6,044,766 shares of common stock, which would result in an increase the number of shares of common stock to be outstanding. This means that our current stockholders will own a smaller interest in us and will have less ability to influence significant corporate decisions requiring stockholder approval. In addition, if the holders of the warrants exercise their warrants and then sell their shares of common stock, such sales could cause the price of our common stock to decrease.

If all of the investors in the 2012 Financing subsequently exercised the warrants for cash at the exercise price of $0.67 per share, they would receive a total of 6,044,766 shares of common stock and we would receive gross proceeds of $4,049,993.

Consequences Associated with Non-Approval of this Proposal

If our stockholders do not approve this proposal, holders may only exercise the warrants issued to them up to the maximum number of shares of common stock permitted under Nasdaq Listing Rules 5635(b). In such an event, we would not be able to receive the maximum amount of potential cash proceeds payable upon exercise of the warrants.

Vote Required and Board Recommendation

Approval of this Proposal 5 requires the affirmative vote of the holders of a majority of our shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FULL EXERCISE OF THE WARRANTS.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning all cash and non-cash compensation awarded to, earned by or paid to our President, our Chief Financial Officer, and certain of our other executive officers (the “Named Executive Officers”), during the fiscal year ended June 30, 2011 and 2010:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (3)	Stock Awards ($)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
O’Connell Benjamin,	2011	$246,500	$—	$—	$137,915	$—	$—	$—	$384,415
Chief Executive Officer and President (1) (2) (7)	2010	$238,125	$—	$—	$31,270	$—	$—	$—	$269,395
William A. Marshall,	2011	$221,000	$—	$—	$12,447	$—	$—	$—	$233,447
Chief Financial Officer and Treasurer (7)	2010	$243,750	$—	$—	$28,035	$—	$—	$—	$271,785
Jan C. Wendenburg,	2011	$214,257	$60,300	$—	$—	$—	$—	$20,773	$295,330
Chief Executive Office, Authentidate International, A.G. (5) (8) (9)	2010	$290,698	$—	$—	$—	$—	$—	$26,807	$317,505

(1)	Mr. Benjamin was appointed to office of President effective November 26, 2007 and was appointed chief executive officer on May 5, 2011.

(2)	On May 6, 2009, we entered into a new employment agreement with Mr. Benjamin. The agreement was effective January 1, 2009 for an initial term expiring December 31, 2009. Mr. Benjamin’s base salary was $290,000 per annum from January 1, 2009 to March 31, 2009 and effective as of April 1, 2009 through December 31, 2009, Mr. Benjamin’s base salary was reduced to $222,500. However, Mr. Benjamin’s base salary under the agreement would have been retroactively increased to the rate of $357,500 in the event either (i) the company achieved breakeven operations (as defined in the employment agreement) prior to the end of the 2009 calendar year or (ii) a change of control (as defined in the employment agreement) occurred prior to December 31, 2009. Such events did not transpire.
(3)	Our Named Executive Officers may receive a performance-based bonus of up to 50% of their base salary if certain performance targets are met, pursuant to their respective employment agreements with us. Other than as described in Note (9) below, as of date hereof, no bonus amounts for fiscal 2011 have been determined or awarded. No bonus amounts were paid for fiscal 2010.
(4)	Reflects the grant date fair value of the options granted during the period that are expected to vest. Estimated value of stock options represents the expense as calculated in accordance with FASB Accounting Standards Codification Topic 718: Compensation—Stock Compensation. A discussion of the methods used to calculate these values may be found in Note 2 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011.
(5)	Annual salary, bonus and other compensation amounts are paid in Euros. Amounts reported are based on Euros converted to US dollars at an average exchange rate of 0.7351 and 0.7224 dollars for the fiscal years ended June 30, 2011 and 2010, respectively.
(6)	Other compensation for Mr. Wendenburg includes automobile and related expenses.
(7)	On February 18, 2010 a compensation modification program was implemented. Pursuant to this program Mr. Benjamin and Mr. Marshall accepted a reduction in their current base salary to 85% of their base salary until such time as the company achieves cash flow breakeven, as deferred. This was continued through the 2011 fiscal year.
(8)	Effective as of April 1, 2011, upon the closing of the company’s disposition of its Authentidate International, A.G. subsidiary, Mr. Wendenburg is no longer a named executive officer of the company.
(9)	In connection with our disposition of Authentidate International AG, we agreed to make a bonus payment to Mr. Wendenburg equal to 5% of the net sale price received by us in consideration of his efforts in connection with the transaction.

Narrative Disclosure to Summary Compensation Table

A summary of certain material terms of our compensation plans and arrangements is set forth below. Each of the primary elements of our executive compensation is discussed in detail below. In the descriptions below, we highlight particular compensation objectives that we have designed our executive compensation program to address. However, it should be noted that we have designed the various elements of our compensation program to complement each other and thereby collectively serve all of our executive compensation objectives. Accordingly, whether or not specifically mentioned below, we believe that each element of our executive compensation program, to a greater or lesser extent, serves each of our compensation objectives.

Base Salary

The base salaries payable to our named executive officers reflect the initial base salaries that we negotiated with them at the time of their initial employment or promotion and our subsequent adjustments to these amounts to reflect market increases, the growth and stage of development of our company, our executives’ performance and increased experience, any changes in our executives’ roles and responsibilities and other factors. Employment agreements which we have entered into with each of Messrs. Benjamin, Marshall and Wendenburg, are summarized below.

As described in greater detail below under the caption “Executive Compensation—Employment Agreements with Named Executive Officers” on February 18, 2010, we entered into agreements with each of

O’Connell Benjamin, our chief executive officer and president, and William A. Marshall, our chief financial officer, to implement a compensation modification program approved by the Management Resources and Compensation Committee of the board of directors. Pursuant to these agreements, both our chief executive officer and chief financial officer agreed to accept a reduction in their base salary to 85% of their current base salary until such time as we achieve “Cash Flow Breakeven”, as defined in such agreements. In consideration for their agreement to accept a reduction in their base salary, we granted such officers options to purchase such number of shares of common stock as is equal to 15% of their base salary. Accordingly, we granted our chief executive officer 43,500 options and granted our chief financial officer 39,000 options. The options were granted under the our 2000 Employee Stock Option Plan, are exercisable for a period of ten (10) years at a per share exercise price of $1.01 and shall only vest and become exercisable upon either the date determined that we achieve “cash flow breakeven” or in the event of a termination of employment either without “cause” or for “good reason”, as such terms are defined in the employment agreements previously entered into between us and our chief executive officer and chief financial officer. On February 4, 2011, we entered into agreements with our chief executive officer and chief financial officer to continue the foregoing compensation modification program. Pursuant to such agreements, we also granted these officers new options under our 2010 Employee Stock Option Plan upon comparable terms as in 2010. The options granted to Messrs. Benjamin and Marshall on February 4, 2011are exercisable at $0.44 per share. In addition, in connection with the foregoing, we also amended the vesting for the options granted in February 2010 to our employees, including executive officers. The amendment provides that the measurement period to determine whether the vesting criteria of achieving “Cash Flow Breakeven” has been satisfied shall expire at the end of the fiscal quarter ending September 30, 2012.

During the fiscal year ended June 30, 2011, the base salary of Mr. Benjamin was $246,500, reflecting the impact of the salary modification agreements discussed above. During fiscal 2011, the base salary of Mr. Marshall was $221,000, also reflecting the salary modification agreements discussed above. During fiscal 2011, the base salary of Mr. Wendenburg was €210,000, reflecting no change from the rate we compensated him during fiscal 2010.

Equity Compensation

Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with our company. Stock options are earned on the basis of continued service to us and generally vest over three years, beginning with one-third vesting one year after the date of grant with the balance then vesting in equal monthly installments over the following two year period. Such vesting is intended as an incentive to such executive officers to remain with us and to provide a long-term incentive. However, we have also sought to base vesting of options on overall corporate performance. For example, as discussed above, the options granted to our named executive officers in connection with the compensation modification agreements they entered into with us in February 2010 and February 2011 will vest either on the date determined that we achieve Cash Flow Breakeven or in the event of a termination of employment either without “cause” or for “good reason”, as such terms are defined in their employment agreements with us.

Options are generally exercisable for a limited period of time after termination of employment (other than termination for cause) if vested, subject to certain rights that were negotiated in connection with the employment agreements we entered into with our named executive officers. We do not require that any portion of the shares acquired be held until retirement, we do not have a policy prohibiting a director or executive officer from hedging the economic risks of his or her stock ownership and we do not have any minimum stock ownership requirements for executive officers and directors. Stock options have been granted pursuant to our 2000 Employees Stock Option Plan (the “2000 Plan”) and our 2010 Employee Stock Option Plan (the “2010 Plan”), which served as our primary equity incentive plan for our employees and other eligible participants until the adoption of the 2011 Equity Incentive Plan in August 2011. See “Payments Upon Termination or Change-in-Control” for a discussion of the change-in-control provisions related to stock options. The exercise price of each stock option granted under our equity compensation plans is based on the fair market value of our common stock on the grant date and the Management Resources and Compensation Committee may set the exercise price of the options granted to our named executive officers at a price equal to or greater than the fair market value in order to reinforce the incentive nature of the award. Options granted in fiscal 2011 have an exercise price equal to the market price on the grant date, which was considered appropriate by the Management Resources and Compensation Committee based on the market price of our common stock.

During our 2011 fiscal year, option awards were granted to our named executive officers in connection with the compensation modification agreements, described in greater detail above. We granted such officers options to purchase such number of shares of common stock as is equal to 15% of their base salary. Accordingly, we granted our chief executive officer 43,500 options and granted our chief financial officer 39,000 options. These options were granted under our 2010 Employee Stock Option Plan, are exercisable for a period of 10 years at a per share exercise price of $0.44 and shall only vest and become exercisable upon either the date determined that the company achieves Cash Flow Breakeven, as defined above, or in the event of a termination of employment either without “cause” or for “good reason”, as such terms were defined in the employment agreements we previously entered with each such officer. In connection with these awards, we also amended the vesting for the options granted in February 2010 to our employees, including executive officers. The amendment provides that the measurement period to determine whether the vesting criteria of achieving “cash flow from operations” has been satisfied shall expire at the end of the fiscal quarter ending September 30, 2012.

Further, with respect to Mr. Benjamin, on April 14, 2011, we granted him an option to purchase 150,000 shares of our common stock in April 2011 following the company’s receipt of a contract award from the U.S. Department of Veterans Affairs. These latter options are exercisable for ten years at a per share exercise price of $1.14. Of this amount, 50,000 options vested on the grant date and the remaining options vest in two equal annual installments on the first two anniversaries of the grant date.

Employment Agreements with Named Executive Officers

The following are summaries of the employment agreements with our named executive officers. The agreements provide the general framework and some of the specific terms for the compensation of the named executive officers. See “Payments Upon Termination or Change-in-Control” below for a discussion of payments due to our named executive officers upon the termination of his employment or a change-in-control of our company.

As described above, on February 18, 2010, we entered into agreements with each of our chief executive officer and our chief financial officer, in order to implement a compensation modification program approved by the Management Resources and Compensation Committee of the board of directors. On February 4, 2011, we entered into agreements with each of our chief executive officer and chief financial officer in order to continue the compensation modification program implemented in February 2010. Pursuant to these agreements, both our chief executive officer and our chief financial officer agreed to accept a reduction in their base salary to 85% of their current base salary until such time as we achieve Cash Flow Breakeven. After giving effect to the February 2011 agreements, the term “Cash Flow Breakeven” means that the company has achieved positive cash flow from operations for two consecutive fiscal quarters ending no later than the end of the fiscal quarter ending September 30, 2012, determined by reference to the revenues and other amounts received by the company from its operations. The term “cash flow from operations”, does not include (a) amounts received from the sale, lease or disposition of (i) fixed or capital assets, except for amounts received in the ordinary course of business; or (ii) any subsidiary company; (b) capital expenditures; (c) interest income and expense; and (d) other non-operating items as determined in accordance with generally accepted accounting principles in the United States as consistently applied during the periods involved. In consideration for these agreements, in February 2010 and February 2011, we granted these officers options to purchase such number of shares of common stock as is equal to 15% of their base salary, as described above.

O’Connell Benjamin

On September 6, 2011, we entered into a new employment agreement with O’Connell Benjamin, our Chief Executive Officer and President. The following is a summary description of the terms of the 2011 employment agreement (the “2011 Employment Agreement”):

•

The 2011 Employment Agreement is effective as of September 6, 2011 and expires June 30, 2012, unless sooner terminated as provided therein. Under the employment agreement, Mr. Benjamin’s base salary is $290,000 per annum; however, Mr. Benjamin agreed to accept 15% of his base salary in the form of employee stock options in accordance with the terms of that certain Compensation Modification Agreement entered into with the company as of February 4, 2011. The employment agreement provides that base salary shall automatically increase by $50,000 per annum in the event that the company achieves cash flow breakeven, as defined in the employment agreement, during our fiscal year ending June 30, 2012.

•

Mr. Benjamin shall receive a one-time bonus of $150,000 if our common stock has a closing price at or above $2.40 for 30 consecutive trading days during our fiscal year ending June 30, 2012. In addition, he shall be eligible for an additional bonus in the discretion of the Management Resources and Compensation Committee of not less than 50% of base salary in the event that the company, during the fiscal year ending June 30, 2012, achieves (i) cash flow breakeven and (ii) the company (or its subsidiary) executes firm sales contracts resulting in the sale, during the fiscal year ending June 30, 2012, of at least 7,500 units of the company’s telehealth product offerings.

•

Under the agreement, Mr. Benjamin was granted options to purchase 300,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of execution of the employment agreement. This option grant is subject to the following vesting provisions: (i) 100,000 of such options are subject to time-based vesting with 33.3% of the options vesting on the first anniversary of the grant date and the balance of such amount vesting in equal monthly installments thereafter over the subsequent 24 months; (ii) 100,000 of such options shall vest in the event the company (or its subsidiary) executes firm sales contracts during the fiscal year ending June 30, 2012 for at least 7,500 units of its telehealth product offerings; and (iii) 100,000 of such options shall vest in the event the company achieves “cash flow breakeven” during the 2012 fiscal year. The options are exercisable for a term of ten years.

•

In the event of the termination of employment by the company without “cause” or by Mr. Benjamin for “good reason,” as those terms are defined in the employment agreement, or in the event Mr. Benjamin’s employment is terminated due to his disability, he would be entitled to: (a) a severance payment of 12 months of base salary; (b) continued participation in the company’s health and welfare plans until the later of the expiration date of the agreement or the end of the month of the one-year anniversary of the termination of his employment; and (c) all compensation accrued but not paid as of the termination date.

•

In addition, in the event the company decides not to renew the agreement or if the company and Mr. Benjamin are unable to reach agreement on the terms of a new agreement prior to the expiration date, the he will be entitled to the severance payment and other benefits described above. In addition, in the event of a “Change in Control” of the company, as defined in the employment agreement, Mr. Benjamin would have the right to terminate his employment for any reason within a limited period of time following the change of control and such termination would be deemed for “good reason”.

•

In the event of the termination of Mr. Benjamin’s employment by the company without “cause”, or by Mr. Benjamin for “good reason”, or if upon the expiration of the employment agreement his employment is not renewed, the conditions to the vesting of the options granted to the Executive under the 2011 Employment Agreement shall be deemed void and all such awards shall be immediately and fully vested and exercisable.

•

The 2011 Employment Agreement contains confidentiality obligations that survive termination and non-solicitation and non-competition obligations that end on the first anniversary of the date of cessation of Mr. Benjamin’s employment.

William A. Marshall

Mr. Marshall, our chief financial officer and treasurer entered into an at-will employment agreement with us effective as of February 15, 2006. The following is a summary of Mr. Marshall’s employment agreement:

•	Annual base salary of $260,000.

•

Annual bonus targeted at 50% of base salary, in the discretion of the board, or if the board so designates, the Management Resources and Compensation Committee of the board, based on the annual performance of the company, except that the bonus for the fiscal year ending June 30, 2006 shall be guaranteed, pro rata, from the date his employment commenced. Mr. Marshall was also provided with an allowance of $75,000 for reimbursement of temporary living and relocation expenses and will be covered by health and similar benefits made available to the company’s senior management.

•

Grant of options to purchase 300,000 shares of the our common stock at an exercise price of $4.50, which options vest as follows: 100,000 shares vest on the one-year anniversary of the date of grant and the balance of 200,000 options shall vest monthly, as long as Mr. Marshall continues to be an employee of the company, in equal amounts over the subsequent 24 months.

•	Mr. Marshall will be entitled to a severance payment of 12 months in accordance with the terms of his employment agreement.

•

With respect to the options granted to Mr. Marshall, in the event his employment is terminated by the company without “cause” or by him for “good reason,” then all options granted to him shall become immediately fully vested and the exercise period in which he may exercise such options shall be extended to the duration of the original term of the option. In the event Mr. Marshall’s employment is terminated by Authentidate for “cause,” then all options granted and not exercised as of the termination date shall terminate immediately and be null and void. In the event that Mr. Marshall terminates his employment other than for “good reason,” then the options, to the extent vested as of the termination date, shall remain exercisable in accordance with their terms for a period of three months following the termination date, but in no event after the expiration of the exercise period.

•

The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the first anniversary of the date of cessation of Mr. Marshall’s employment.

Jan C. Wendenburg

On June 29, 2007, Authentidate Holding Corp. and its owned subsidiary Authentidate International, AG, entered into a new one year service agreement with Mr. Jan C. Wendenburg, the chief executive officer of Authentidate International, AG. The service agreement was effective as of July 1, 2007 and was renewed for another one year term effective July 1, 2010 with no changes. Effective as of April 1, 2011, upon the closing of our disposition of its Authentidate International, A.G. subsidiary, Mr. Wendenburg is no longer a named executive officer of the company and the company’s obligations under this agreement were assumed by the purchaser of the subsidiary. The following is a summary of the agreement we had with Mr. Wendenburg:

•	Annual base salary of €210,000.

•

Commencing with the fiscal year beginning July 1, 2007, and for each fiscal year during the term of the service agreement, the Supervisory Board of Authentidate International, AG shall establish an Executive Bonus Plan for the CEO, which will provide for the payment of a bonus of up to a maximum of 50% of the base salary. The bonus shall be contingent on the achievement of certain financial metrics to be established by the Supervisory Board. In the event the financial metrics are not achieved, the amount of the bonus, if any, shall be determined by the Supervisory Board in its sole discretion.

•	Mr. Wendenburg shall be eligible to receive equity based compensation in the sole discretion of the Management Resources and Compensation Committee of the board of directors of the company.

•

For the duration of a one year post-contractual restriction of competition, Mr. Wendenburg shall be entitled to compensation amounting to 50% of his base salary in effect at the time of termination; provided, however, such non-competition compensation shall be credited towards the severance payment payable to Mr. Wendenburg following termination of his employment.

•	Authentidate Holding Corp. agreed to guarantee Authentidate International’s obligations with respect to the payment of Mr. Wendenburg’s base salary, severance payment and disability payment.

•

The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the first anniversary of the date of cessation of Mr. Wendenburg’s employment. In accordance with the requirements of German law, in the event of the “extraordinary termination” of the service relationship for “important reasons”, the party terminating the relationship shall have the right to terminate the post-contractual non-competition covenant, in which event we will have no further obligation to pay the non-competition compensation.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards at June 30, 2011 with respect to the Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-End Table

	Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options— Exercisable (#)	Number of Securities Underlying Unexercised Options— Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
O’Connell Benjamin	135,000	—		6.28	01/03/15	—	—	—	—
	50,000	—		4.50	08/23/15	—	—	—	—
	50,000	—		1.36	08/08/17	—	—	—	—
	100,000	—		1.25	12/05/17	—	—	—	—
	133,333	—	(3)	0.39	05/06/19	—	—	—	—
	—	43,500	(4)	1.01	02/18/20	—	—	—	—
	—	43,500	(5)	0.44	02/04/21	—	—	—	—
	50,000	100,000	(6)	1.14	04/14/21
William A. Marshall	300,000	—		4.50	02/15/16	—	—	—	—
	50,000	—		1.36	08/08/17	—	—	—	—
	—	39,000	(4)	1.01	02/18/20	—	—	—	—
	—	39,000	(5)	0.44	02/04/21	—	—	—	—
Jan C. Wendenburg (7)	150,000	—		4.54	06/30/11	—	—	—	—
	25,000	—		4.50	06/30/11	—	—	—	—
	50,000	—		1.36	06/30/11	—	—	—	—

(1)

Stock option grants reported in the table above were granted under, and are subject to, our 2000 and 2010 Plans. The option expiration date shown above is the normal expiration date, and the last date that the options may be exercised. For each Named Executive Officer, the unexercisable options shown above are also unvested. Unvested shares are generally forfeited if the Named Executive Officer’s employment terminates, except to the extent otherwise provided in an employment agreement. For information regarding the effect on vesting of options on the death, disability or termination of employment of a Named Executive Officer or a change in control of our company, see “Payments Upon Termination or Change in Control” below. If a Named Executive Officer’s employment is terminated by us for cause, options (including the vested portion) are generally forfeited. The exercisable options shown above, and any unexercisable options shown above that subsequently become exercisable, will generally expire earlier than the normal expiration date if the Named Executive Officer’s employment terminates, except as otherwise specifically provided in the Named Executive Officer’s employment agreement. For a description of the material terms of the Named Executive Officer’s employment agreements, see “Employment Agreements With Named Executive Officers” above.
(2)	Effective January 17, 2007, we amended all of the outstanding options held by our employees solely to modify the expiration date to be ten years from the original grant date.
(3)	On May 6, 2009, O’Connell Benjamin was granted 400,000 options. This option grant vests as follows: 133,333 shares will vest in the event the company realizes at least $1,800,000 of quarterly revenues from sales of its Inscrybe software and services prior to the end of the 2009 calendar year; 133,334 shares will vest on the company achieving breakeven operations by December 31, 2009; and of the remaining 133,333 shares, 33.3% shall vest on the date of grant and thereafter the balance will vest in equal installments of 33.3% on each of the next two anniversaries of the grant date. On December 31, 2009, options to purchase 266,667 shares were forfeited since the vesting conditions were not met.
(4)	The options granted on February 18, 2010 were granted in conjunction with the implementation of a compensation modification program. Pursuant to this program Mr. Benjamin and Mr. Marshall accepted a reduction in their current base salary to 85% of their base salary until such time as the company achieves cash flow breakeven. The number of granted options is equal to 15% of their base salary and shall only vest and become exercisable upon either the date determined that the company achieves cash flow breakeven or in the event of a termination of employment either without “cause” or for “good reason”.
(5)	The options granted on February 4, 2011 were granted in conjunction with the continuation of a compensation modification program. Pursuant to this program Mr. Benjamin and Mr. Marshall continued the reduction in their current base salary to 85% of their base salary until such time as the company achieves cash flow breakeven. The number of granted options is equal to 15% of their base salary and shall only vest and become exercisable upon either the date determined that the company achieves cash flow breakeven or in the event of a termination of employment either without “cause” or for “good reason”.
(6)	Options are subject to time-based vesting requirements with 50,000 options being exercisable on the date of grant and the balance of the award vesting in two equal annual installments on each of the first two anniversaries of the date of grant.
(7)	Mr. Wendenburg’s employment with us ended as of April 1, 2011 and each of the options he held as of such date expired on June 30, 2011.

Payments upon Termination or Change-in-Control

The discussion and tables below reflect the estimated benefits that would be paid or accrue to each of the Named Executive Officers in the event of the following hypothetical scenarios: (i) termination without cause, or constructive (“good reason”) termination (including upon the occurrence of a change in control of a company); (ii) termination for cause; (iii) upon an executive’s disability; or (iv) in the event of the executive’s death.

O’Connell Benjamin

Death or Disability. Pursuant to the terms of his 2011 Employment Agreement, if Mr. Benjamin’s employment is terminated as a result of his death, Mr. Benjamin or his estate, as applicable, would receive any accrued but unpaid, base salary, bonus and expense reimbursement amounts through the date of his death. If Mr. Benjamin’s employment is terminated as a result of disability, under the 2011 Employment Agreement Mr. Benjamin or his estate, as applicable, would receive (a) any accrued but unpaid base salary, bonus and expense reimbursement amounts through the date on which the disability occurs; (b) a severance payment of 12 months of his base salary in effect on the termination date and (c) continued participation in our benefit plans (or comparable plans) for the longer of the natural expiration of the agreement or the end of the month of the one-year anniversary of the termination of his employment. Further, in the event of a termination due to his death or disability, under the 2011 Employment Agreement Mr. Benjamin’s (or his estate’s or legal representative’s)

right to purchase shares of common stock pursuant to any stock option or stock option plan to the extent vested as of the termination date shall remain exercisable in accordance with the terms of the equity compensation plan under which such option was granted.

Cause. If Mr. Benjamin’s employment is terminated for cause or he terminates his employment without good reason, he would be entitled to his base salary and expense reimbursement through the date of termination, and he shall have no further entitlement to any other compensation or benefits. In the event of termination for cause, all stock options that have not been exercised as of the date of termination for cause shall be deemed to have expired as of such date. In the event of termination without good reason, options vested as of the date of termination may be exercised for a limited period in accordance with the terms of the equity compensation plan under which such option was granted.

Without Cause or for Good Reason. Under this 2011 Employment Agreement; if Mr. Benjamin’s employment is terminated without cause, by Mr. Benjamin for good reason, or either (1) we fail to timely notify him or our intent to renew his agreement or (2) after providing such notice, we fail to reach an agreement on a new employment agreement with him prior to the expiration date, then we would be obligated to: (a) pay any accrued but unpaid base salary, bonus and expense reimbursement amounts through the date of termination; (b) pay a severance payment equal to 12 months of his base salary in effect on the termination date, but in no event less than $290,000; (c) provide for his continued participation in our benefit plans (or comparable plans) for the longer of the natural expiration of the agreement or the end of the month of the one-year anniversary of the termination of his employment. Further, under the 2011 Employment Agreement, in the event of such a termination event, certain of the options granted to Mr. Benjamin prior to the date of the 2011 Employment Agreement will be deemed vested and shall be exercisable for the duration of their original term. In the event of such a termination, the options granted under the 2011 Employment Agreement will be exercisable in accordance with the terms of such agreement.

In addition, in February 2010, we granted Mr. Benjamin, in consideration for his agreement to accept a reduction in his base salary, options to purchase 43,500 shares of common stock. The options were granted under the 2000 Plan, are exercisable for a period of ten (10) years at a per share exercise price of $1.01 and shall only vest and become exercisable upon either the date determined that the company achieves Cash Flow Breakeven or in the event of a termination of employment either without “cause” or for “good reason”, as such terms are defined in his employment agreement. In February 2011, we granted Mr. Benjamin an additional 43,000 options under the 2010 Plan, exercisable at $0.44 per share, in continuation of the salary reduction program.

Change of Control. In the event of a change of control, under the 2011 Employment Agreement, Mr. Benjamin shall have the right to terminate his employment with us for any reason within a limited period of time of such change of control and such termination shall be deemed for good reason. In such an event, we would be required to pay Mr. Benjamin the amounts described above.

Employee Covenants. In the 2011 Employment Agreement, Mr. Benjamin agreed to keep confidential and not disclose any confidential or proprietary information owned by, or received by or on behalf of, us or any of our affiliates, during the term of the agreement or at any time thereafter. He also agreed to return such confidential and proprietary information to us immediately in the event of any termination of employment. Mr. Benjamin also agreed, during his employment with the company and for a period of one year thereafter, to not in any manner enter into or engage in any business that is engaged in any business directly competitive with our business anywhere in the world, with limited exceptions. Moreover, Mr. Benjamin agreed, during his employment with the company and for a period of 12 months thereafter, to not, directly or indirectly, without our prior written consent: (i) solicit or induce any employee of us or any of our affiliates to leave such employ; or (ii) solicit the business of any customer with respect to products or services that compete directly with the products or services provided or supplied by us.

William A. Marshall

Death or Disability. Pursuant to the terms of his employment agreement, if Mr. Marshall’s employment is terminated as a result of his death, Mr. Marshall or his estate, as applicable, would receive any accrued but unpaid base salary, bonus and expense reimbursement amounts through the date of his death. If Mr. Marshall’s employment is terminated as a result of disability, Mr. Marshall or his estate, as applicable, would receive (a) any accrued but unpaid base salary, bonus and expense reimbursement amounts through the date on which the disability occurs; (b) a severance payment equal to 12 months of his base salary in effect on the termination date and (c) continued participation in our benefit plans (or comparable plans) for the longer of the natural expiration of the agreement or the end of the month of the one-year anniversary of the termination of his employment. Further, in the event of a termination due to his death or disability, Mr. Marshall’s (or his estate’s or legal representative’s) right to purchase shares of common stock pursuant to any stock option or stock option plan to the extent vested as of the termination date shall remain exercisable for a period of twelve months following such date, but in no event after the expiration of the exercise period.

Cause. If Mr. Marshall’s employment is terminated for cause or he terminates his employment without good reason, he would be entitled to his base salary, other accrued compensation and expense reimbursement through the date of termination, and he shall have no further entitlement to any other compensation or benefits. All stock options that have not been exercised as of the date of termination for cause shall be deemed to have expired as of such date otherwise, options vested as of the date of termination may be exercised for a period of three months thereafter.

Without Cause or for Good Reason. If Mr. Marshall’s employment is terminated without cause, or by Mr. Marshall for good reason, we would be obligated to: (a) pay any accrued but unpaid base salary, bonus and expense reimbursement amounts through the date of termination; (b) we would be obligated to pay a severance payment of 12 months of his base salary in effect on the termination date; and (c) provide for his continued participation in our benefit plans (or comparable plans) for the longer of the natural expiration of the agreement or the end of the month of the one-year anniversary of the termination of his employment. Further, in the event of such a termination event, his right to purchase shares of common stock pursuant to any stock option shall immediately fully vest and become exercisable, and the exercise period in which he may exercise his options shall be extended to the duration of their original term.

In addition, in February 2010, we granted Mr. Marshall, in consideration for his agreement to accept a reduction in his base salary, options to purchase 39,000 shares of common stock. The options were granted under the 2000 Plan, are exercisable for a period of ten (10) years at a per share exercise price of $1.01 and shall only vest and become exercisable upon either the date determined that the company achieves Cash Flow Breakeven or in the event of a termination of employment either without “cause” or for “good reason”, as such terms are defined in his employment agreement. In February 2011, we granted Mr. Marshall an additional 39,000 options, under the 2010 Plan, exercisable at $0.44 per share in continuation of the salary reduction program.

Change of Control. The benefits Mr. Marshall would receive upon termination without cause or for good reason shall not be adversely affected in the event of a change of control.

Employee Covenants. In his employment agreement, Mr. Marshall agreed to keep confidential and not disclose any confidential or proprietary information owned by, or received by or on behalf of, us or any of our affiliates, during the term of the agreement or at any time thereafter. He also agreed to return such confidential and proprietary information to us immediately in the event of any termination of employment. Mr. Marshall also agreed, during his employment with the company and for a period of one year thereafter, to not in any manner enter into or engage in any business that is engaged in any business directly competitive with our business anywhere in the world, with limited exceptions. Moreover, Mr. Marshall agreed, during his employment with the company and for a period of 12 months thereafter, to not, directly or indirectly, without our prior written consent: (i) solicit or induce any employee of us or any of our affiliates to leave such employ; or (ii) solicit the business of any customer with respect to products or services that compete directly with the products or services provided or supplied by us.

Jan C. E. Wendenburg

Effective as of April 1, 2011, upon the closing of the company’s disposition of its Authentidate International AG subsidiary, Mr. Wendenburg is no longer a named executive officer of the company and the company’s obligations under this agreement were assumed by the purchaser.

2011 Omnibus Equity Incentive Plan

Adjustments upon Merger or Change in Control. The 2011 Plan provides that in the event of a merger with or into another corporation or “change in control,” including the sale of all or substantially all of our assets, unless otherwise provided in an award agreement, in the event of a change in control in which the successor company assumes or substitutes for an option, stock appreciation right, restricted stock award, restricted stock unit award or other share-based award, if a participant’s employment or service as a director with such successor company terminates within 24 months following such change in control (or such other period set forth in the award agreement): (i) options and stock appreciation rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or such other period of time set forth in the award agreement), (ii) the restrictions, limitations and other conditions applicable to restricted stock and restricted stock units outstanding as of the date of such termination of employment shall lapse and such awards shall become free of all restrictions, and (iii) the restrictions, limitations and other conditions applicable to any other share-based awards or any other awards shall lapse, and such awards shall become free of all restrictions. However, unless otherwise provided in an award agreement, in the event of a change in control, if the successor company does not assume or substitute for an option, stock appreciation right, restricted stock award, restricted stock unit award or other share-based award, then immediately prior to the change in control: (i) those options and stock appreciation rights outstanding as of the date of the change in control that are not assumed or substituted for shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to restricted stock and restricted stock units that are not assumed or substituted for shall lapse and the restricted stock and restricted stock units shall become free of all restrictions, and (iii) the restrictions, other limitations and other conditions applicable to any other share-based awards or any other awards that are not assumed or substituted for shall lapse, and such other share-based awards or such other awards shall become free of all restrictions.

Termination of Employment. Under the 2011 Plan, if a grantee’s employment or service is terminated for cause, any unexercised option shall terminate effective immediately upon such termination of employment or service. Except as otherwise provided by in an award agreement, if a grantee’s employment or service terminates on account of death or disability, then any unexercised option, to the extent exercisable on the date of such termination of employment or service, may be exercised, in whole or in part, within the first twelve (12) months after such termination of employment or service (but only during the option term) by his or her personal representative or by the person to whom the option is transferred by will or the applicable laws of descent and distribution.

The 2011 Plan provides that except as otherwise provided by the Committee in the award agreement, if a grantee’s employment or service terminates for any reason other than for cause, death, disability or pursuant to a change of control, then any unexercised option, to the extent exercisable immediately before the grantee’s termination of employment or service, may be exercised in whole or in part, not later than three (3) months after such termination of employment or service (but only during the option term); and, to the extent that any such option was not exercisable on the date of such termination of employment or service, it will immediately terminate.

Equity Compensation Plans

2011 Omnibus Equity Incentive Plan

Background

At the company’s special meeting of stockholders held on August 23, 2011, our stockholders approved the 2011 Omnibus Equity Incentive Plan (the “2011 Plan”). Our board of directors adopted the 2011 Plan on July 19,

2011, subject to stockholder approval at the special meeting. The 2011 Plan became effective as of August 23, 2011 upon receipt of the requisite stockholder approval. The purpose of the 2011 Plan is to assist us and our subsidiaries in attracting and retaining selected individuals who, serving as our employees, directors, consultants and/or advisors, are expected to contribute to our success and to achieve long-term objectives which will benefit our stockholders through the additional incentives inherent in the awards under the 2011 Plan. The maximum number of shares of our common stock that are available for awards under the 2011 Plan (subject to the adjustment provisions of the 2011 Plan) is 6,700,000 shares. Under the 2011 Plan, options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other share-based awards and performance awards may be granted to eligible participants. Subject to the reservation of authority by our board of directors to administer the 2011 Plan and act as the committee thereunder, the 2011 Plan will be administered by the Management Resources and Compensation Committee, which has the authority to determine the terms and conditions of awards, and to interpret and administer the 2011 Plan. As of the Record Date, there were outstanding options to purchase 539,462 shares under the 2011 Plan, with exercise prices ranging from $0.65 to $1.16.

Our Management Resources and Compensation Committee (the “Committee”) of our board of directors initially began to evaluate the adoption of a new equity-based plan for the company’s non-employee directors as the company’s 2001 Non-Executive Director Stock Option Plan (the “2001 Director Plan”) was set to expire later in 2011. In conducting its evaluation of a new equity plan for directors, and in consultation with Frederic W. Cook & Co., Inc., the Committee determined that the adoption of an omnibus equity incentive plan covering the company’s non-employee directors as well as its employees, executive officers and consultants was more attractive than adopting a stand-alone plan solely for the benefit of the board members. In addition, the Committee and board wished to provide for a more-flexible equity compensation program for all potential participants than that offered under the company’s historical and current equity plans. The Committee also believed that it would simplify the administration of the equity compensation program by consolidating all persons to whom the company may wish to grant equity based awards into one omnibus plan, instead of managing separate plans for each class of persons. Following Frederic W. Cook & Co.’s assessment and recommendations, the Committee recommended to the board, and the board adopted the 2011 Plan, as well as other changes to our director compensation program discussed below.

Following stockholder approval of the 2011 Plan, the 2011 Plan replaced both the 2001 Director Plan and the 2010 Employee Plan as the company’s vehicle for granting equity awards to its employees, directors and consultants. Accordingly, as of August 23, 2011, all equity awards granted to our employees, directors and eligible consultants will be made pursuant to the 2011 Plan and shares remaining under our existing plans will no longer be available for grants under such plans. Holders of unexercised options granted under the 2001 Director Plan and the 2010 Employee Plan will be able to exercise those options in accordance with the terms of such grants, until the expiration date set forth in their option certificates.

Summary of the 2011 Plan

Shares Available. The maximum number of shares of our common stock that are available for awards under the 2011 Plan (subject to the adjustment provisions described under “Adjustments upon Changes in Capitalization” below), is 6,700,000 shares. If any shares of common stock subject to an award under the 2011 Plan, or after shareholder approval of the 2011 Plan, an award under the 2010 Employee Plan, are forfeited, expire or are settled for cash (in whole or in part), the shares subject to the award may be used again for awards under the 2011 Plan to the extent of the forfeiture, expiration or cash settlement.

Eligibility. Options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock unit awards, other share-based awards and performance awards may be granted under the 2011 Plan. Options may be either “incentive stock options,” as defined in Section 422 of the Code, or nonstatutory stock options. Awards may be granted under the 2011 Plan to any employee, non-employee member of our board of directors, consultant or advisor who is a natural person and provides services to us or a subsidiary, except for incentive stock options which may be granted only to employees.

Administration. Subject to the reservation of authority by our board of directors to administer the 2011 Plan and act as the committee thereunder, the 2011 Plan will be administered by the Compensation Committee (or a subcommittee).The Committee has the authority to determine the terms and conditions of awards, and to interpret and administer the 2011 Plan.

Stock Options. The Committee may grant either nonstatutory stock options or incentive stock options. A stock option entitles the recipient to purchase a specified number of shares of our common stock at a fixed price subject to terms and conditions set by the Committee. The purchase price of shares of common stock covered by a stock option cannot be less than 100% of the fair market value of the common stock on the date the option is granted. Fair market value of the common stock is generally equal to the closing price for the common stock on the Principal Exchange on the date the option is granted (or if there was no closing price on that date, on the last preceding date on which a closing price was reported). Options are subject to terms and conditions set by the Committee. Options granted under the 2011 Plan expire no later than 10 years from the date of grant.

Stock Appreciation Rights. The Committee is authorized to grant SARs in conjunction with a stock option or other award granted under the 2011 Plan, and to grant SARs separately. The grant price of a SAR may not be less than 100% of the fair market value of a share of our common stock on the date the SAR is granted. The term of an SAR may be no more than 10 years from the date of grant. SARs are subject to terms and conditions set by the Committee. Upon exercise of an SAR, the participant will have the right to receive the excess of the fair market value of the shares covered by the SAR on the date of exercise over the grant price.

Restricted Stock Awards. Restricted stock awards may be issued either alone or in addition to other awards granted under the 2011 Plan, and are also available as a form of payment of performance awards and other earned cash-based incentive compensation. The Committee determines the terms and conditions of restricted stock awards, including the number of shares of common stock granted, and conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. Unless otherwise provided in the award agreement, the holder of a restricted stock award will have the rights of a stockholder from the date of grant of the award, including the right to vote the shares of common stock and the right to receive distributions on the shares. Except as otherwise provided in the award agreement, any shares or other property (other than cash) distributed with respect to the award will be subject to the same restrictions as the award.

Restricted Stock Unit Awards. Awards of restricted stock units having a value equal to an identical number of shares of common stock may be granted either alone or in addition to other awards granted under the 2011 Plan, and are also available as a form of payment of performance awards granted under the 2011 Plan and other earned cash-based incentive compensation. The Committee determines the terms and conditions of restricted stock units, including conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. The holder of a restricted stock unit award will not have voting rights with respect to the award. Except as otherwise provided in the award agreement, any shares or other property (other than cash) distributed with respect to the award will be subject to the same restrictions as the award.

Other Share-Based Awards. The 2011 Plan also provides for the award of shares of our common stock and other awards that are valued by reference to our common stock or other property (“Other Share-Based Awards”). Other Share-Based Awards may be paid in cash, shares of our common stock or other property, or a combination thereof, as determined by the Committee. The Committee determines the terms and conditions of Other Share-Based Awards, including any conditions for vesting that must be satisfied.

Performance Awards. Performance awards provide participants with the opportunity to receive shares of our common stock, cash or other property based on performance and other vesting conditions. Performance awards may be granted from time to time as determined at the discretion of the Committee. Subject to the share limit and maximum dollar value set forth above under “Limits on Awards to Participants,” the Committee has the discretion to determine (i) the number of shares of common stock under, or the dollar value of, a performance award and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance goals.

No Repricing. The 2011 Plan prohibits option and SAR repricings (other than to reflect stock splits, spin-offs or other corporate events described under “Adjustments upon Changes in Capitalization” below, or in connection with a change in control of the company) unless stockholder approval is obtained.

Nontransferability of Awards. No award under the 2011 Plan, and no shares subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, is transferable other than by will or the laws of descent and distribution, and an award may be exercised during the participant’s lifetime only by the participant or the participant’s estate, guardian or legal representative, except that the Committee may provide in an award agreement that a participant may transfer an award without consideration to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the Committee.

Amendment and Termination. The 2011 Plan became effective upon the date of stockholder approval and may be amended or terminated by our board of directors except that stockholder approval is required for any amendment to the 2011 Plan which increases the number of shares of common stock available for awards under the 2011 Plan, expands the types of awards available under the 2011 Plan, materially expands the class of persons eligible to participate in the 2011 Plan, permits the grant of options or SARs with an exercise or grant price of less than 100% of fair market value on the date of grant, amends the provisions of the 2011 Plan prohibiting the repricing of options and SARs as described above, increases the limits on shares subject to awards, or otherwise materially increases the benefits to participants under the 2011 Plan. The 2011 Plan will expire on the 10th anniversary of its effective date, except with respect to awards then outstanding, and no further awards may be granted thereafter.

Other Option Plans

2010 Plan

In May 2010, our stockholders approved the 2010 Employee Stock Option Plan (the “2010 Plan”) which provided for the grant of options to purchase up to 10,000,000 shares of our common stock. The 2010 Plan served as our primary equity incentive plan for our employees and other eligible participants until the approval by our shareholders of the 2011 Plan. The board of directors unanimously approved the 2010 Plan on January 20, 2010 and our stockholders approved the 2010 Plan on May 19, 2010. Under the terms of the 2010 Plan, options granted there under may be designated as options which qualify for incentive stock option treatment (“ISOs”) under Section 422 of the Code, or options which do not so qualify (“Non-ISOs”). As of the Record Date, there were 1,035,383 options remaining outstanding under the 2010 Plan with exercise prices ranging from $0.44 to $1.20.

Shares Reserved for Issuance. The 2010 Plan included an initial reserve of 10,000,000 shares of our common stock available for issuance under the plan, subject to adjustment to reflect stock splits and similar events. Shares that are subject to issuance upon exercise of an option but cease to be subject to such option for any reason (other than exercise of such option), and shares that are subject to an award that is granted but is subsequently forfeited, or that are subject to an award that terminates without shares being issued, will again be available for grant and issuance under the 2010 Plan.

Duration, Amendment and Termination. The 2010 Plan was initially approved by our board on January 20, 2010 and will expire on such date in 2020, unless sooner terminated by the board of directors. As stated above, upon the approval by our shareholders of the 2011 Plan, we do not intend to make further option awards under the 2010 Plan. In addition to the power to terminate the 2010 Plan at any time, the board of directors also has the power to amend the 2010 Plan; provided, no amendment to the 2010 Plan may be made without stockholder approval if (a) stockholder approval is required under the listing requirements of any securities exchange or national market system on which our equity securities are listed or (b) the amendment would (i) increase the total number of shares reserved under the 2010 Plan, (ii) change the minimum option prices set forth in the 2010 Plan, (iii) increase the maximum term of options, (iv) materially increase the benefits accruing to the participants under the 2010 Plan, or (v) materially modify the requirements as to eligibility under the 2010 Plan.

2000 Plan

In March 2001, our stockholders approved the 2000 Employees Stock Option Plan (the “2000 Plan”) which provided for the grant of options to purchase up to 5,000,000 shares of our common stock. In March 2004, our stockholders approved an amendment to the 2000 Plan to increase the number of options which we can grant pursuant to the 2000 Plan to 10,000,000 shares. Under the terms of the 2000 Plan, options granted there under may be designated as ISOs or Non-ISOs. As of the Record Date, there were outstanding an aggregate of approximately 2,691,390 options under the 2000 Plan, with exercise prices ranging from $0.39 to $6.61.

Plan Administration

The 2010 Plan and 2000 Plan were administered by the Management Resources and Compensation Committee designated by our board of directors. This committee has the discretion to determine: (i) the eligible employees to whom, and the times and the price at which, options will be granted; (ii) whether such options shall be ISOs or Non-ISOs; (iii) the periods during which each option will be exercisable; and (iv) the number of shares subject to each option.

The board or committee shall have full authority to interpret the 2010 Plan and 2000 Plan and to establish and amend rules and regulations relating thereto. Under the 2010 Plan and 2000 Plan, the exercise price of an option designated as an ISO shall not be less than the fair market value of the Common Stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent stockholder (as defined in the Plans) such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-ISOs options may be less than such fair market value. The aggregate fair market value of shares subject to options granted to a participant which are designated as ISOs which become exercisable in any calendar year shall not exceed $100,000. The “fair market value” will be the closing Nasdaq price, or if our common stock is not quoted by Nasdaq, as reported by the National Quotation Bureau, Inc., or a market maker of our common stock, or if the common stock is not quoted by any of the above, by the board of directors acting in good faith.

2001 Non-Executive Director Stock Option Plan

In January 2002, our stockholders approved the 2001 Non-Executive Director Stock Option Plan. Awards were granted under the 2001 Director Plan until the approval by our shareholders of the 2011 Plan to (i) non-executive directors as defined and (ii) members of any advisory board we may establish who are not full-time employees of us or any of our subsidiaries. Under the 2001 Director Plan, each non-executive director was automatically be granted an option to purchase 40,000 shares upon joining the board and an option to purchase 10,000 shares each September 1st thereafter, pro rata, based on the time the director has served during the prior year. The term non-executive director refers to those of our directors who are not otherwise a full-time employee of Authentidate or any subsidiary. In addition, each eligible member of an advisory board will receive, upon joining the advisory board, and on each anniversary of the effective date of his appointment, an option to purchase 5,000 shares of our common stock.

In addition, under the 2001 Director Plan, non-executive directors, upon joining the board and for a period of one year thereafter, were entitled to purchase restricted stock from us at a price equal to 80% of the closing price on the date of purchase up to an aggregate purchase price of $100,000. Since its initial adoption, our stockholders have approved the following material amendments to our 2001 Director Plan: (i) to modify the terms of the option awards previously and to be granted to non-executive directors to provide that all awards expire ten years from the date of grant; (ii) to modify the terms of the option awards previously and to be granted to non-executive directors to provide that in the event of a non-executive director’s termination of service as a director, other than for cause or in the case of death or disability, the options held by such director shall terminate two years from the date of termination of service, but in no event later than the stated expiration date of an option award; and (iii) to provide that non-executive directors shall have the option to elect to receive up to 100% of their cash director compensation, including amounts payable for committee service, service as a committee chair and per meeting fees, in restricted shares of the company’s common stock. The number of shares of restricted stock that would be issued to a director would be computed by dividing the cash amount to be converted into shares of restricted stock by the fair market value of the company’s common stock as of the date the fees are earned. The closing price of the company’s common stock on the last trading day of each fiscal quarter will be used to determine the fair market value of the common stock which may be issued in lieu of the fees paid for service as a director during such period.

As of the Record Date, there were 495,000 options outstanding under the 2001 Director Plan. The options outstanding have exercise prices ranging from $0.58 to $7.15. The term of each option commences on the date it is granted and unless terminated sooner as provided in the 2001 Director Plan, expires ten years from the date of grant. As stated above, following the approval of the 2011 Plan by our shareholders, no further awards will be granted under the 2001 Plan. The 2001 Director Plan was administered by either our full board of directors or a committee of the board consisting of not less than two officers who are not entitled to participate in the 2001 Director Plan. The administrator has no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the administrator will make all determinations of the interpretation of the 2001 Director Plan. Options granted under the 2001 Director Plan are not qualified for incentive stock option treatment. The exercise price for options granted under the 2001 Director Plan is 100% of the fair market value of the common stock on the date of grant. The “fair market value” is the closing price of our common stock as reported by Nasdaq, or if our common stock is not quoted by Nasdaq, the closing bid price as reported by the National Quotation Bureau, Inc., or a market maker of our common stock, or if the common stock is not quoted by any of the above by the board of directors acting in good faith. The exercise price of options granted under the 2001 Director Plan must be paid at the time of exercise in cash.

Compensation Committee Interlocks and Insider Participation

There are no compensation committee interlocks between the members of our Management Resources and Compensation Committee and any other entity. At present, Messrs. Waters, Sheridan and Borus are the members of this committee. During the fiscal year ended June 30, 2011, none of the members of the Management Resources and Compensation Committee (a) was an officer or employee of the company during the last fiscal year; (b) was formerly an officer of the company or any of its subsidiaries; or (c) had any relationship with the company requiring disclosure under Item 404 of Regulation S-K.

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options under all of our equity compensation plans as of June 30, 2011 which consisted of the 2010 Employee Stock Option Plan, 2000 Employee Stock Option Plan, as amended, and the 2001 Non-Employee Director Stock Option Plan, as amended. Information concerning each of the aforementioned plans is set forth above. On August 23, 2011, our stockholders approved the 2011 Plan, which is described in greater detail above.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options and Warrants	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (A)
Equity Compensation Plans Approved by Stockholders	4,444,000	(1)	$2.27	8,904,000	(2)
Equity Compensation Plans Not Approved by Stockholders	820,000	(3)	1.00	N/A

Total	5,264,000		$2.07	8,904,000

(1)	Includes 500,000 options issued pursuant to our 2001 Director Plan, as amended, and 3,944,000 options issued to employees pursuant to our 2000 Plan and 2010 Plan; but does not include 15,000 options issued under our 2010 Plan in July or 70,000 options and 300,000 options granted under our 2011 Plan on September 1, 2011 and September 6, 2011, respectively.
(2)	Reflects 8,854,000 options available for issuance as of June 30, 2011 pursuant to our 2010 Plan and 50,000 options that would have been granted under the 2001 Director Plan on September 1, 2011. On August 23, 2011 the stockholders approved the 2011 Plan that replaced the 2010 Employee Plan and 2001 Director Plan. Under the 2011 Plan 6,700,000 shares are available for issuance in lieu of the issuance of the options under our other equity compensation plans.
(3)	See Note 11 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011 for information related to common stock purchase warrants issued to certain consultants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AND DIRECTOR INDEPENDENCE

Except as disclosed herein, we have not entered into any material transactions or series of similar transactions with any director, executive officer or any security holder owning 5% or more of our common stock. For information concerning employment agreements with, and compensation of, our executive officers and directors, see the disclosure in the section of this proxy statement captioned “Executive Compensation.”

On August 6, 2009, the board of directors agreed to award options to purchase 500,000 shares of common stock to Mr. J. David Luce, a member of the board of directors as a fee for services rendered in connection with our ExpressMD™ Solutions joint venture (the “Joint Venture”). The options were awarded under our 2000 Plan and are exercisable for a period of ten years at a per share exercise price of $2.00, subject to vesting conditions. The options will vest solely in the event that the Joint Venture (or a successor) achieves revenues in the aggregate amount of at least $5,000,000 prior to the second anniversary of the option grant date (the “Target Date”). In the event such metric is achieved, 250,000 options will vest. The remaining options will vest only if the Joint Venture (or a successor) achieves revenues in the aggregate amount of $10,000,000 prior to the Target Date. Due to the this arrangement, the company’s board of directors determined that Mr. Luce no longer satisfies the criteria for independence under the applicable rules of the Nasdaq Stock Market and accordingly, Mr. Luce resigned from his membership on the company’s Management Resources and Compensation Committee and Nominating and Corporate Governance Committee immediately prior to the board of directors’ consideration of this matter. Mr. Luce, however, continues to serve as a member of the company’s board of directors. On May 5, 2011, the company’s board of directors agreed to amend the vesting terms of this option award to provide that the Target Date shall be the third anniversary of the date of grant.

On September 23, 2009, the company entered into a Standby Commitment (the “Commitment”) with an accredited investor (the “Lender”) pursuant to which the Lender agreed to purchase senior secured convertible debentures (the “Convertible Debentures”) in an aggregate principal amount of up to $3,000,000 (the “Total Commitment Amount”). During the 12-month commitment term, upon at least 30 days’ written notice by the company, the Lender will purchase Convertible Debentures in the aggregate principal amount specified in such notice. In the event Convertible Debentures are sold, the company would also issue the Lender 13,333 common stock purchase warrants for each $100,000 of Convertible Debentures sold. In addition, the company issued an additional 400,000 warrants to the Lenders in consideration of the commitment to provide the financing. Such warrants are exercisable for a period of five years at an exercise price of $1.20 per share. The Commitment provided that if the company raised capital or received proceeds from this sale of certain assets during the commitment term, the amount of available borrowings under the Commitment would be reduced by such amounts. Accordingly, following the completion of our registered direct offering in December 2009 and the subsequent exercise of $500,000 of common stock purchase warrants originally issued in such financing, the Standby Commitment automatically terminated in accordance with its terms. No convertible debentures were sold under this arrangement. The Lender is an entity affiliated with Mr. Douglas Luce, who is a brother of Mr. J. David Luce, a member of the company’s board of directors.

On October 12, 2010, we entered into a securities purchase agreement with certain institutional and accredited investors to sell and issue $5.0 million of units of our securities and in the aggregate, we sold 1,250,000 units of securities, at a price of $4.00 per unit. The units consisted of a total of 7,500,000 shares of common stock, 1,250,000 shares of Series C Preferred Stock and 6,250,000 warrants. This transaction closed on October 13, 2010. As a result of the consummation of the offering, two investors, Lazarus Investment Partners LLLP and AQR Capital Management LLC, subsequently filed reports on Schedule 13G indicating that following such transaction, such persons became beneficial owners of in excess of 5% of our common stock. As of the Record Date, based upon a report on Schedule 13G/A and Form 4s filed by Lazarus Investment Partners LLLP, we believe that such entity is the beneficial ownership of approximately 20.9% of our common stock. Further, we believe that AQR Capital Management LLC no longer beneficially owns in excess of 5% of our common stock. In May 2011, our stockholders elected Dr. Todd A. Borus to serve on our board of directors. Dr. Borus is the brother of the manager of the general partner of Lazarus Investment Partners, LLLP.

On October 7, 2011, the company entered into a securities purchase agreement with certain accredited and/or institutional investors relating to a registered direct offering by the company for an aggregate of 5,874,998 shares of common stock of the company and warrants to purchase up to an aggregate of 2,937,497 shares of common stock. One of the investors in this offering, Lazarus Investment Partners LLLP, which was the beneficial owner of approximately 13.7% of our outstanding shares of common stock immediately prior to the offering, agreed to purchase 1,428,571 shares of common stock and warrants to purchase 714,285 shares of common stock. The manager of the general partner of Lazarus Investment Partners, LLLP, is the brother of Dr. Todd A. Borus, a member of our board of directors. In addition, Douglas B. Luce, the brother of J. David Luce, a member of our board of directors, agreed to purchase 571,428 shares of common stock and warrants to purchase 285,714 shares of common stock. The participation by these investors was on the same terms as the other investors in the offering.

On March 9, 2012, we entered into a securities purchase agreement with certain accredited investors pursuant to which the company agreed to sell and issue to the investors an aggregate principal amount of $4,050,000 of senior secured promissory notes and common stock purchase warrants to purchase a total of 6,044,766 shares of its common stock for gross proceeds of $4,050,000 (the “Financing”). The notes are senior secured promissory notes and are not convertible into equity securities of the company and are due and payable on the first to occur of the ten month anniversary of the issue date or the consummation of a subsequent financing, as defined. The notes are secured by a first priority lien on all of the company’s assets in accordance with, and subject to, a Security Agreement between the company and the investors. The warrants are exercisable for a period of 54 months commencing on the six month anniversary of the date on which they are issued and have an initial exercise price of $0.67 per share. The closing of the Financing occurred on March 14, 2012. Additional information concerning the Financing is discussed in Proposal 5 of this proxy statement. The following investors that participated in the Financing are related parties of the company. J. David Luce, a member of our board of directors, agreed to purchase an aggregate principal amount of $1,500,000 of notes and 2,238,804 warrants through three separate affiliated entities and John J. Waters, also a member of our board of directors agreed to purchase an aggregate principal amount of $150,000 of notes and 223,880 warrants. In addition, our chief executive officer and a member of our board of directors, O’Connell Benjamin, and our chief financial officer, William Marshall, each agreed to purchase an aggregate principal amount of $50,000 of notes and 74,626 warrants. Further, Lazarus Investment Partners LLLP, which was the beneficial owner of approximately 16.2% of our outstanding shares of common stock immediately prior to the offering, agreed to purchase an aggregate principal amount of $1,000,000 of notes and 1,492,537 warrants. The manager of the general partner of Lazarus Investment Partners, LLLP, is the brother of Dr. Todd A. Borus, a member of our board of directors. The participation by these investors was on the same terms as the other investors in the offering.

On March 9, 2012, we entered into a Series C Consent and Voting Agreement (the “Voting Agreement”) with the holders of a majority of our outstanding shares of Series C Preferred Stock, including Lazarus

Investment Partners, LLLP, which owned approximately 16.2% of our common stock and 40% of our Series C Preferred Stock at such time. Pursuant to this agreement, these Series C Preferred Stockholders agreed to vote their shares of Series C Preferred Stock entitled to vote at our April 9, 2012 special meeting in favor of two proposals to amend the terms of our Series C Designation. The Series C Preferred Stockholder parties to the Voting Agreement also granted us an irrevocable proxy granting us the right to vote such shares in accordance with the preceding paragraph. The Voting Agreement terminated upon our implementation of the amendments to our Series C Designation to extend the maturity date to April 12, 2013 and to increase the dividend rate to 20% for the extension period. At the special meeting of stockholders held on April 9, 2012, the stockholders of the company approved the amendment to our Certificate of Incorporation by an amendment to our Series C Designation to extend the maturity date and increase the dividend rate of the Series C Preferred Stock and on April 10, 2012, we filed a Certificate of Amendment to the Series C Designation with the Secretary of State of Delaware to effect these modifications. Accordingly, on such date, we issued our Series C Stockholders warrants to purchase an aggregate of 1,650,000 shares of common stock, pro rata, based on the number of Series C Shares held by each Series C Stockholder as of the date of issuance. These warrants are exercisable for a period of 54 months, commencing six months following the date of issuance, at an exercise price equal to $0.80 per share.

Approval for Related Party Transactions

Although we have not adopted a formal policy relating to the approval of proposed transactions that we may enter into with any of our executive officers, directors and principal stockholders, including their immediate family members and affiliates, our Audit Committee, all of the members of which are independent, or the entire board of directors, reviews the terms of any and all such proposed material related party transactions. The results of a review by the Audit Committee are communicated to the entire board of directors, which has the ultimate authority as to whether or not we enter into such transactions. We will not enter into any material related party transaction without the prior consent of our Audit Committee and/or our board of directors. In approving or rejecting the proposed related party transaction, our Audit Committee and our board of directors shall consider the relevant facts and circumstances available and deemed relevant to them, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. We shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee and our board of directors determine in the good faith exercise of their discretion.

Independence of our Board of Directors and its Committees

The listing rules established by the Nasdaq Stock Market, LLC require that a majority of the members of a listed company’s board of directors qualify as “independent” as affirmatively determined by the board, meaning that each independent director has no direct or indirect material relationship with a company other than as a director and/or a stockholder. Our board of directors consults with legal counsel to ensure that our board’s determination with respect to the definition of “independent” is consistent with current Nasdaq listing rules. Our board of directors reviewed all relevant transactions or relationships between each director, or any of his family members, and our company and has affirmatively determined that each of our directors, other than J. David Luce and O’Connell Benjamin, are independent directors under the applicable guidelines noted above. Our board of directors currently has four committees: the Audit Committee, the Management Resources and Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee. All of the members of our Audit Committee meet the standards for independence required under current Nasdaq Stock Market listing rules, SEC rules, and applicable securities laws and regulations. All of the members of our Management Resources and Compensation Committee and our Nominating and Corporate Governance Committee satisfy the applicable independence standards.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has approved a rule governing the delivery of disclosure documents. This rule allows us to send a single copy of this proxy statement to any household at which two or more of our stockholders reside, if we believe that the stockholders are members of the same family. Some banks, brokers and other intermediaries may be participating in this practice of “householding” proxy statements and annual reports. This rule benefits both the company and its stockholders as it reduces the volume of duplicate information received at a stockholder’s house and helps reduce our expenses. Each stockholder, however, will continue to receive individual proxy cards or voting instructions forms. Stockholders that have previously received a single set of disclosure documents may request their own copy by contacting their bank, broker or other nominee record holder. We will also deliver a separate copy of this proxy statement to any stockholder upon written request to Corporate Secretary, Authentidate Holding Corp., Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, NJ 07922.

OTHER BUSINESS

As of the date of this proxy statement, the only business which the board of directors intends to present, and knows that others will present, at the annual meeting is that herein above set forth. If any other matter or matters are properly brought before the annual meeting, or any adjournments or postponements thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS

Bylaw Provisions. In accordance with our bylaws, a stockholder who desires to present a proposal for consideration at next year’s annual meeting must have submitted the proposal no later than the close of business on March 23, 2013. The submission must include the proposal and a brief statement of the reasons for it, the name and address of the stockholder (as they appear in our stock transfer records), the number of shares beneficially owned by the stockholder and a description of any material interest that the stockholder may have in the proposal. Proposals should be addressed to Corporate Secretary, Authentidate Holding Corp., Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, NJ 07922.

Inclusion in Next Year’s Proxy Statement. Notwithstanding the bylaw provisions, a stockholder who desires to have his, her or its proposal included in next year’s proxy statement must have delivered the proposal to our principal executive offices (at the address noted above) no later than the close of business on January 21, 2013.

Presentation at Meeting. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit our management to vote proxies in its discretion if (a) our management received notice of the proposal before the close of business on April 6, 2013 and advised stockholders in next year’s proxy statement about the nature of the matter and how it intends to vote on such matter, or (b) our management does not receive notice of the proposal prior to the close of business on April 6, 2013.

ADDITIONAL INFORMATION

For further information about Authentidate Holding Corp., please refer to our annual report on Form 10-K for the fiscal year ended June 30, 2011 and our subsequently filed quarterly reports on Form 10-Q. Each such report is publicly available on our website at www.authentidate.com. You may also obtain a copy of such reports by sending a written request to our Chief Financial Officer, Authentidate Holding Corp., Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, NJ 07922. Each such request must set forth a good faith representation that as of the Record Date the person making the request was the beneficial owner of common stock of Authentidate entitled to vote at the annual meeting of stockholders.

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy and information statements, and other information with the SEC. Such reports, proxy and information statements, and other information we file can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, as well as the regional offices of the SEC located at 3 World Financial Center, New York, New York 10281. Copies of such materials can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The SEC maintains a World Wide Web site that contains reports, proxy and information statements, and other information filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval System. This Web site can be accessed at http://www.sec.gov.

By Order of the Board of Directors

Dated: May 21, 2012
Victor J. DiGioia, Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE OR VOTE BY INTERNET OR TELEPHONE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

EXHIBIT A

CERTIFICATE OF AMENDMENT

TO THE

AMENDED CERTIFICATE OF INCORPORATION

OF

AUTHENTIDATE HOLDING CORP.

AUTHENTIDATE HOLDING CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:	The name of the corporation is Authentidate Holding Corp. (the “Corporation”).
SECOND:	The Certificate of Incorporation of the Corporation, as amended to date, is hereby further amended by amending and restating Paragraph A of Article Fourth to read in its entirety as follows:

FOURTH: (A) Authorized Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is ONE HUNDRED AND FIVE MILLION (105,000,000) shares, consisting of ONE HUNDRED MILLION (100,000,000) shares of Common Stock, par value $.001 per share (hereinafter, the “Common Stock”), and FIVE MILLION (5,000,000) shares of Preferred Stock, par value $.10 per share (hereinafter, the “Preferred Stock”), of which (i) 28,000 shares have been designated as Series B Convertible Preferred Stock, the relative rights, preferences and limitations of which are as set forth in that certain Certificate of Designations, Preferences and Rights and Number of Shares of Series B Convertible Preferred Stock dated as of the 1st day of October 1999, as amended; and (ii) 1,250,000 shares have been designated as Series C 15% Convertible Redeemable Preferred Stock, the relative rights, preferences and limitations of which are as set forth in that certain Certificate of Designations, Preferences and Rights and Number of Shares of Series C 15% Convertible Redeemable Preferred Stock, dated as of the 11th day of October 2010, as amended. Preferred Stock may be issued from time to time in one or more series. Subject to the other provisions of this Certificate of Incorporation and any limitations prescribed by law, the Board of Directors of the Corporation (the “Board”) is authorized to provide for the issuance of and issue shares of Preferred Stock in series and, by filing a certificate pursuant to the laws of the State of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The relative rights, preferences and limitations of shares of undesignated Preferred Stock shall be as provided in sub-paragraph C of this Article FOURTH.

Immediately upon the filing of this certificate of amendment to the certificate of incorporation, each [*] shares of the Common Stock issued and outstanding as of the date and time that this certificate of amendment is filed, shall be automatically combined, into one (1) fully paid and non-assessable share of Common Stock (the “Reverse Stock Split”). There shall be no fractional shares issued. A holder of record of Common Stock on the effective date of the Reverse Stock Split who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the fair market value of the Common Stock, as determined in a reasonable manner by the Board of Directors of the Corporation, on the last trading day prior to the effective date of the Reverse Stock Split. Each certificate that theretofore represented shares of Common Stock prior to the Reverse Stock Split shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by such certificate shall have been reclassified and combined. Upon surrender by a holder of a certificate or certificates for Common Stock, duly endorsed, at the office of the Corporation (or, if lost, an acceptable affidavit of loss is delivered to the Corporation), the Corporation shall, as soon as practicable thereafter, issue and deliver to such holder, or to the nominee or assignee of such holder, a new certificate or certificates for the number of shares of Common Stock that such holder shall be entitled to following the reverse stock split.

A-1

THIRD:	That at a meeting and vote of stockholders, duly held on ___________ __, 2012, upon notice and in accordance with Section 222 of the General Corporation Law of the State of Delaware, a majority of stockholders have given consent to said amendment.
FOURTH:	This Certificate of Amendment to the Certificate of Incorporation, as amended, has been duly adopted by the board of directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
FIFTH:	This Certificate of Amendment to the Certificate of Incorporation, as amended, shall be effective on the date of filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, Authentidate Holding Corp. has caused this Certificate of Amendment to the Certificate of Incorporation, as amended, to be signed by its duly authorized Chief Executive Officer and President this     day of             , 2012.

AUTHENTIDATE HOLDING CORP.

By:
Name: O’Connell Benjamin Title: Chief Executive Officer and President

A-2

AUTHENTIDATE HOLDING CORP.

Voting by telephone or Internet is quick, easy and immediate.

As a stockholder of Authentidate Holding Corp., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on June 20, 2012.

To Vote Your Proxy by Internet

www.cstproxyvote.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

To Vote Your Proxy by Phone

1 (866) 894-0537

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

To Vote Your Proxy by Mail

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please mark your votes like this	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”:

I.

ELECTION OF DIRECTORS:

(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)

(01) J. Edward Sheridan, (02) J. David Luce, (03) John J. Waters, (04) O’Connell Benjamin, (05) Todd A. Borus, M.D.

		FOR		WITHHOLD AUTHORITY

		☐		☐

II.	APPROVAL OF THE REVERSE STOCK SPLIT AT A RATIO IN THE RANGE OF 1:2 TO 1:5	FOR	AGAINST	ABSTAIN

		☐	☐	☐

III.	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	FOR	AGAINST	ABSTAIN

		☐	☐	☐

IV.	FULL CONVERSION OF SERIES C PREFERRED STOCK	FOR	AGAINST	ABSTAIN

		☐	☐	☐

V.	FULL EXERCISE OF WARRANTS ISSUED IN MARCH 2012 FINANCING	FOR	AGAINST	ABSTAIN

		☐	☐	☐

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE PROPOSALS

Signature	Signature

Date

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be held June 21, 2012

The Proxy Statement and our 2011 Annual Report to Stockholders is available at: http://www.cstproxy.com/authentidate/2012

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AUTHENTIDATE HOLDING CORP.

The undersigned appoints O’Connell Benjamin and J. Edward Sheridan as proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Authentidate Holding Corp. held of record by the undersigned at the close of business on May 15, 2012 at the Annual Meeting of Stockholders of Authentidate Holding Corp. to be held on June 21, 2012 or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF THE OTHER PROPOSALS AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)